Exhibit 10.55

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

STATE OF LOUISIANA

PARISH OF PLAQUEMINES

GROUND LEASE AGREEMENT

This GROUND LEASE AGREEMENT (this “Ground Lease”) is effective as of January 19, 2022 (the “Ground Lease Commencement Date”), by and between PLAQUEMINES LAND VENTURES, LLC, a Delaware limited liability company (the “Tenant”) and THE PLAQUEMINES PORT HARBOR AND TERMINAL DISTRICT, a political subdivision of the State of Louisiana (the “Landlord”). Each of the Tenant and the Landlord is referred to in this Ground Lease as a “Party” and are both referred to as the “Parties.”

WITNESSETH:

WHEREAS, the Landlord is the owner of certain immovable (real) property including improved and unimproved land and certain water and surface and subsurface land rights situated in Plaquemines Parish, Louisiana, which comprises approximately five hundred twenty-three and 549/1000 (523.549) acres;

WHEREAS, the Tenant wishes to lease land owned by the Landlord to support the Tenant’s and its Affiliates business activities, including such uses as an equipment offloading area, marine terminal, parking or transportation center, construction laydown area, all in connection with the development, permitting, financing, construction, testing, commissioning and initial operation and/or maintenance of a natural gas liquefaction facility by the Tenant’s Affiliate (the “Plaquemines LNG Project”), and such other ancillary and/or related uses permitted by this Ground Lease; and

WHEREAS, in accordance with the above, the Tenant has executed this Ground Lease and offers fair value to the Landlord as cause and consideration for this Ground Lease.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained, these recitals are made an integral part of this Ground Lease, and the Parties herein covenant and agree as follows:

1. Definitions and Interpretation.

1.1 Definitions. As used in this Ground Lease, the following terms shall have the respective meanings indicated below:

“Affiliate” means, in respect of any Person, any other Person controlled by, controlling or under common control with such first Person. The words “control”, “controlled” and “controlling” mean ownership, directly or indirectly, of fifty percent (50%) or more of the legal or beneficial ownership interest of such Person or the power to direct or cause the direction of the management and policies of any such Person.

“Applicable Laws” means all present and future laws, ordinances, orders, rules and regulations of all federal, state, parish, and municipal governments, departments, commissions, or offices, in each case having applicable jurisdiction over the Site.

“Bankruptcy Proceeding” has the meaning set forth in Section 23.10.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or required by law to close.

“Corps” has the meaning set forth in Section 8.2(a).

“Environmental Assessment” has the meaning set forth in Section 9.6.

“Environmental Laws” means any and all federal, state and local laws, statutes, regulations, ordinances, judgments, orders, codes, injunctions, applicable common law, Applicable Laws or similar provisions having the force or effect of law, concerning pollution or protection of health, safety, natural resources or the environment or relating to land use, plants or animals or protected resources and any Applicable Laws relating to natural resources, threatened or endangered species, migratory birds or disposal or wetlands and includes Hazardous Substances Law.

“Event of Default” has the meaning set forth in Section 15.1.

“Facility” means a natural gas liquefaction facility, which may be constructed in two phases, each having a nameplate capacity of ten (10) million metric tonnes per annum of LNG.

“FID” means that all conditions precedent set forth in the loan documents entered into by the Tenant or its Affiliates for the purposes of financing the Facility have been satisfied or waived and the Financing Parties party thereto have disbursed the initial loans thereunder.

“Financing Parties” means the lenders, security holders, investors, export credit agencies, multilateral institutions, equity providers and others providing debt or equity financing or refinancing to, or on behalf of, the Tenant, or any Affiliate of the Tenant, for the development, construction, ownership, operation or maintenance of the Facility or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing, including Leasehold Lenders.

“Force Majeure” means any cause not reasonably within the control of the Party claiming suspension, and shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, droughts, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region; (iii) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, terrorism, discovery of burial grounds or human remains or legally protected artifacts, insurrections or wars; and (iv) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation, or policy having the effect of law promulgated by a Governmental Authority having jurisdiction. “Force Majeure” shall not include (i) the failure or interruption of performance by the Tenant’s engineering, procurement and construction contractor for the Plaquemines LNG Project or any subcontractors of such contractor, except to the extent caused by an event of Force Majeure; or (ii) the failure or interruption of performance by the suppliers to the Plaquemines LNG Project, except to the extent caused by an event of Force Majeure.

“Governmental Approval” means any authorization, waiver, consent, approval, license, lease, franchise, ruling, permit, tariff, rate, right of way, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state or political subdivision thereof, any federal, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Lease” has the meaning set forth in the Preamble hereof.

“Ground Lease Commencement Date” has the meaning set forth in the Preamble hereof.

“Hazardous Substance” means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “restricted hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” “contaminant” or any other formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity” or “TCLP toxicity”; (ii) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives; (iv) any radioactive materials; (v) any pesticide; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) in excess of fifty (50) parts per million; (ix) radon; and (x) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is regulated for health and safety reasons by any Governmental Authority, or which is or has been demonstrated to pose a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

“Hazardous Substances Law” means any and all federal, state and local statutes, laws, regulations, ordinances, judgments, orders, codes, injunctions, applicable common law, Applicable Laws or similar provisions having the force or effect of law concerning the generation, distribution, use, treatment, storage, disposal, arrangement for disposal, cleanup, transport or handling of Hazardous Substances including the Federal Water Pollution Control Act (as amended), the Resource Conservation and Recovery Act of 1976 (as amended), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended), the Toxic Substances Control Act (as amended) and the Occupational Safety and Health Act of 1970 (as amended) to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances.

“Improvements” means any and all improvements made by the Tenant to the Site to support the Tenant’s and its Affiliates’ business activities, including such uses as an equipment offloading area, marine and trucking receipt, delivery and servicing facilities (including piers, marine terminals, bulkheads, wharfs, docks, inlets, wetslips, moonpools, moorings and jetties), temporary parking or temporary transportation center, construction laydown area, all in connection with the development, permitting, financing, construction, testing, commissioning and initial operation of a natural gas liquefaction facility.

“Landlord” has the meaning set forth in the Preamble hereof.

“Landlord Estoppel” has the meaning set forth in Section 23.11(a).

“Landlord Event of Default” has the meaning set forth in Section 16.1.

“Landlord Indemnitee” has the meaning set forth in Section 9.1.

“Landlord’s Activities” means the action or failure to act of the Landlord or any of its representatives, affiliates, invitees, agents, advisors, consultants, contractors, or other Persons acting by or through the Landlord, at and/or relating to the Site and/or Landlord’s Improvements.

“Landlord’s Improvements” has the meaning set forth in Section 6.1.

“Lease Year” means a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Ground Lease Commencement Date. Each succeeding Lease Year shall commence upon the anniversary of the first day of the previous Lease Year.

“Leasehold Lenders” has the meaning set forth in Section 23.1.

“Leasehold Loan” has the meaning set forth in Section 23.1.

“Leasehold Mortgage” has the meaning set forth in Section 23.1.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant, easement, servitude or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Laws, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Minerals” has the meaning set forth in Section 8.2(b).

“New Lease” has the meaning set forth in Section 23.9(a).

“Non-Disturbance Agreement” has the meaning set forth in Section 23.11(c).

“Party” or “Parties” has the meaning set forth in the Preamble hereof.

“Person” means and includes natural persons, corporations, limited liability companies, general partnerships, limited partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Plaquemines LNG Project” has the meaning set forth in the recitals.

“Property Taxes” means all real (immovable) and personal (moveable) property taxes and all excise taxes of all Governmental Authorities, excluding any taxes, fees and/or levies associated with any mineral rights and/or royalties.

“Removal Period” means the maximum of a six (6) month period of time that is required by the Tenant to remove any and all of the Tenant’s Property from the Site in accordance with Section 7.1.

“Rent” has the meaning set forth in Section 4.1(a).

“Site” means the real (immovable) property of approximately five hundred twenty- three and 549/1000 (523.549) acres described in the legal description set forth in Exhibit 1-A, and illustrated by the boundary survey attached as Exhibit 1-B, which real (immovable) property is owned by the Landlord.

“Surface Waiver” has the meaning set forth in Section 8.2(b).

“Tenant” has the meaning set forth in the Preamble hereof.

“Tenant Estoppel” has the meaning set forth in Section 23.11(b).

“Tenant Indemnitee” has the meaning set forth in Section 9.3.

“Tenant’s Property” means all improvements, additions, replacements, enhancements, alterations, machinery, equipment, spares, furniture, furnishings, component parts and other constructions, inventory and other property and fixtures of any kind and at any time made, installed, fixed, or placed on, in, or to the Site by or on behalf of the Tenant, including any Improvements.

“Term” has the meaning set forth in Section 3.1.

1.2 Interpretation. Unless the context otherwise requires:

(a) Words singular and plural in number will be deemed to include the other and pronouns having a masculine or feminine gender will be deemed to include the other;

(b) Any reference to this Ground Lease or any other contract or agreement in respect of the Site means such agreement and all schedules, exhibits and attachments thereto as may be amended, supplemented or otherwise modified and in effect from time to time, and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

(c) The terms “hereof,” “herein,” “hereby,” “hereto” and similar words refer to this entire Agreement and not any particular Section, subsection or other subdivision of, or Exhibit, appendix or schedule to, this Ground Lease;

(d) The terms “include” and “including” shall be construed as being at all times followed by the words “without limitation” or “but not limited to” unless the context specifically indicates otherwise;

(e) References to “Article,” “Section” or “Exhibit” are to this Ground Lease unless specified otherwise;

(f) References to any law, statute, rule, regulation, notification or statutory provision (including Applicable Laws) shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(g) References to any Person shall be construed as a reference to such Person’s successors, heirs and permitted assigns; and

(h) The word “or” will have the inclusive meaning represented by the phrase “and/or”.

2. Lease of Ground Lease Premises and Additional Obligations.

2.1 Landlord’s Agreement to Lease. Upon the terms and conditions hereinafter set forth, and in consideration of the payment of Rent and subject to the prompt performance by the Tenant of the covenants and agreements to be kept and performed by the Tenant under this Ground Lease, the Landlord does hereby lease to the Tenant and the Tenant hereby leases from the Landlord, the Site and Landlord’s Improvements.

2.2 Servitudes. In addition, the Landlord shall grant from time to time to the Tenant and others designated by the Tenant (including any Affiliate of the Tenant) any temporary servitudes and rights of way reasonably requested by the Tenant on land owned or controlled by the Landlord for access and electricity, communications, gas, water, sewer and other utility lines, products and materials from and to the Site over land and waterways sufficient to access adjacent lands owned by the Landlord and to permit the Tenant to accomplish its purposes in connection with the Tenant’s use of the Site.

3. Term.

3.1 Term. The term of this Ground Lease shall commence at 12:01 a.m. on the Ground Lease Commencement Date and, unless sooner terminated as hereinafter provided, end at 11:59 p.m. on July 19, 2026 (the “Term”).

3.2 Early Termination of Ground Lease. Notwithstanding Section 3.1, the Tenant may, in its sole discretion, terminate this Ground Lease prior to the expiration of the Term upon not less than one hundred twenty (120) days’ written notice to the Landlord. Following the date of such termination, neither the Landlord nor the Tenant shall have any further obligations or liability with respect to this Ground Lease, except (a) with respect to any obligations arising or accruing with respect to any period prior to such termination and (b) as set forth in Section 24.3.

4. Rent.

4.1 Rent.

(a) Commencing upon the Ground Lease Commencement Date, the ground rent for the Site shall be [***] per annum, payable in equal installments of [***] per month (the “Rent”). Rent will be due each month on the 1st day of the month and shall be payable by the 15th day of that month; provided, however, that (x) the first payment of Rent shall be due on the Ground Lease Commencement Date and, if the Ground Lease Commencement Date is a date other than the first day of the month, the first payment of Rent shall be in a prorated amount for the period of time between the Ground Lease Commencement Date and the next following first day of the month; and (y) the last payment of Rent shall be in a prorated amount for the period of time between the immediately preceding first day of the month and the last day of the Term.

(c) The Landlord and the Tenant agree that the Rent shall constitute all charges applicable for the use, enjoyment and operation of the Site.

4.2 Due Date. Except as otherwise provided in this Ground Lease, all Rent payments shall be due in advance on the 1st calendar day of each month and payable by the 15th calendar day of each month during the entire term of this Ground Lease. If the 15th calendar day of a month falls on a weekend day or holiday, then Rent shall be payable on the following Business Day.

4.3 Business Days. If the day on which any amount hereunder is due and payable is not a Business Day, such amount shall not be due and payable until the next following Business Day.

4.4 Place of Payment. Except as otherwise provided herein, Rent shall be payable by wire transfer via the wire instructions set forth below, or to such other place as the Landlord may specify and the Tenant deem acceptable, as hereinafter provided, from time to time:

Bank Name: [***]

Bank Address: [***]

Account Name: [***]

Account No.: [***]

Routing No.: [***]

5. Net Lease; Taxes and Utility Expenses.

5.1 Net Lease. This Ground Lease is a net lease and it is agreed and intended that the Tenant shall pay or cause to be paid all operating costs, if any, of every kind and nature whatsoever relating to the Site except as expressly otherwise provided in this Ground Lease.

5.2 Taxes and Utility Expenses.

(a) The Tenant shall pay or cause to be paid when due all charges for water and sewer rents, public utilities, and Governmental Approval fees applicable to the Site during the Term.

(b) The Tenant shall pay or cause to be paid when due any and all Property Taxes on, or related to, the Improvements, but not the underlying real (immovable) property comprising the Site, during the Term and the Removal Period (prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Term or the Removal Period at the commencement or expiration thereof). The Landlord shall promptly provide all Property Tax bills to the Tenant when they become available. The Tenant shall use commercially reasonable efforts to cause Property Tax bills on or related to the Improvements to be delivered directly to the Tenant. Upon the latter of (i) one (1) month after receipt of such Property Tax bill, whether from the Landlord or otherwise, or (ii) the due date of any such Property Taxes on or related to the Improvements, the Tenant shall provide the Landlord with reasonable written evidence from the Plaquemines Parish Tax Collector’s Office of the payment of such taxes or provide notice of any election by the Tenant to contest the same in good faith; provided that the Tenant has entered into appropriate deposit, bond, or obtained an order of a court of competent jurisdiction, or other steps to appropriately stay any lien or collection efforts in connection with such contest.

(c) Landlord shall pay or cause to be paid when due any and all Property Taxes on or related to the underlying real (immovable) property, but not the Improvements, comprising the Site. The Tenant shall have no liability to pay or cause to be paid such Property Taxes, except as set forth in Section 5.2(b).

(d) The Landlord shall provide written notice to the Tenant of its receipt of any oral or written notice of any audit, examination, claim or assessment relating to Property Taxes on or related to the Improvements within ten (10) Business Days following receipt of such notice. Tenant may, as the sole owner of the Improvements, contest, resolve, appeal, defend and settle any such audit, examination, claim or assessment, as applicable, all at the Tenant’s direction.

5.3 Utility Connections. The Tenant shall be responsible for obtaining, at its own cost, electricity, telephone, water, sewerage, gas, and other utility services to the Site; provided, however, the Landlord shall cooperate, and to the extent reasonably needed, facilitate the contracting of any temporary easements, servitudes and/or rights of way, and grant temporary easements, servitudes and rights of way in accordance with Section 2.2, as required by the Tenant for such utility connections and/or services.

6. Tenant and Landlord Improvements.

6.1 Landlord’s Improvements. “Landlord’s Improvements” are any and all improvements to the immovable property of the Site and any and all movable property in existence on the Site at the time of the Ground Lease Commencement Date, including existing piers and docks. The Landlord makes no representation as to the condition of the Landlord’s Improvements as of the Ground Lease Commencement Date.

6.2 Improvements by Tenant. The Tenant shall have the right to finance, construct, and install, or permit the construction and installation on the Site of, Improvements during the Term as long as the changes, alterations and/or Improvements comply with Applicable Laws and the terms of this Ground Lease. During the Term, the Tenant shall be permitted to make any changes, improvements or alterations to the Site, the Landlord’s Improvements and any Improvements to the Site, including the removal thereof, as long as the changes, alterations and/or Improvements comply with Applicable Laws and the terms of this Ground Lease.

6.3 Governmental Approvals. The Landlord will cooperate and assist (and never oppose) the Tenant in obtaining any and all Governmental Approvals deemed necessary by the Tenant for the Improvements to the Site.

6.4 Tenant’s Property. The Tenant’s Property shall at all times be and remain the sole property of the Tenant.

6.5 Maintenance of Improvements.

(a) Tenant’s Obligation to Maintain. During the Term, the Tenant will keep in reasonably good state of repair the Improvements (including any Landlord’s Improvements that the Tenant changes, improves or alters), open areas, buildings, fixtures and building equipment that are brought or constructed or placed upon the Site by the Tenant, and the Tenant will, in its sole discretion as to the methodology and cost, repair such property as often as may be necessary in order to keep the Improvements in reasonably good repair and condition.

(b) Landlord’s Obligation to Maintain. Except as otherwise provided in this Ground Lease, the Landlord has no obligation to maintain the Site, Improvements and/or Landlord’s Improvements (if any) during the Term. The Landlord further agrees that it will not construct or add any additional improvements on the Site on and after the Ground Lease Commencement Date.

6.6 Signs. The Tenant shall be permitted to place reasonable signs and other means of identification of its business on the Site so long as the same comply with all Applicable Laws and any required Governmental Approvals.

7. Tenant’s Surrender of Site.

7.1 Surrender at End of Ground Lease. Subject to Section 6.4 and subject and subordinate to Section 23 and the rights of any Leasehold Lender under any Leasehold Mortgage, the Tenant shall and will on the last day of the Term, surrender and deliver within six (6) months of the last day of the Term the Site to the Landlord, in as good a condition as is reasonably practicable (except as provided in Section 6.5 or Section 13), excepting normal wear and tear. If this Ground Lease is terminated for any reason or upon the expiration of the Term, the Tenant shall in good faith promptly proceed with (a) any removal of the Improvements and (b) restoration, if any, of the Site to its condition prior to the Tenant’s use of the Site; provided, that the Tenant (a) shall be under no obligation to restore any Landlord’s Improvements, without limiting its obligation to maintain as set forth in Section 6.5(a) and (b) at the Landlord’s request, the Tenant shall, subject to any restrictions upon the Tenant or its Affiliates relating to confidentiality, security, financing or Applicable Law, use good faith efforts to leave at the Site, and transfer ownership to the Landlord of, any Landlord’s Improvements that it has altered, changed or improved, in AS-IS condition without warranty or liability relating to subsequent performance or use. During the Removal Period, the Tenant shall have all access rights to the Site that are necessary to remove any and all of the Tenant’s Property, including the Improvements, and the Tenant shall continue to maintain insurance pursuant to Section 10.1 and pay Rent in accordance with Article 4.

7.2 Landlord Not Liable. On and after the Ground Lease Commencement Date, the Tenant shall assume full dominion, control and responsibility for the Site, except to the extent specifically provided herein, to the extent provided under LSA – R.S. 9:3221. On and after the Ground Lease Commencement Date, the Landlord shall not be responsible for any loss or damage occurring to any real or personal property owned, leased, or operated by the Tenant, its agents, or employees, prior to or subsequent to the termination of this Ground Lease, other than, to the extent permitted by law, for such loss or damage occurring as a result of the negligent conduct or the willful misconduct of the Landlord, its Affiliates, and their respective officers, representatives, agents, or employees or the Landlord’s misrepresentations or its breach of or default under this Ground Lease.

7.3 Holding Over. Except for a Removal Period, if the Tenant holds over after the expiration or termination of this Ground Lease, with or without the consent of the Landlord, such tenancy shall be from month-to-month only. Such month-to-month tenancy, whether with or without the Landlord’s consent, shall be subject to every other term, covenant, and agreement contained herein, and shall not constitute a renewal or extension of the Term.

8. Use.

8.1 Permitted Uses; Compliance with Laws; Permits. The Tenant shall obtain and maintain, at its cost, all applicable Governmental Approvals for the Tenant’s use or activities on the Site. Except as provided in Section 5.2, the Tenant, at its cost, shall solely be responsible for complying with all Applicable Laws relative to the Improvements and security of the Site, including the timely filing, implementation, and enforcement of any security plan required by

Applicable Laws. Any fine or penalty imposed by any Governmental Authority solely caused by the failure of the Tenant to comply with this Section 8.1, including any fine or penalty imposed upon the Landlord as owner of the Site as solely caused by the failure of the Tenant to comply with this Section 8.1, shall be the sole responsibility of the Tenant, shall not be an Event of Default (as defined herein), and the Tenant shall indemnify and hold harmless the Landlord from the payment of any such fine or penalty, and the Tenant shall either pay any such fine or penalty, if any, to the Governmental Authority on behalf of the Landlord or promptly defend the Landlord against any fine or penalty imposed by the Governmental Authority.

8.2 Dirt Moving Activities; Permits; Timber.

(a) The Tenant may remove, add and/or move substantial amounts of muck, dirt, dredge spoil, fill and other materials from the Site, to the Site, and from portions of the Site to other portions of the Site, and the Tenant may be required by Applicable Laws to mitigate wetlands on portions of the Site and may do so in its discretion. The Tenant shall have the right to remove soil and spoil from, and to add fill to, the Site for the purpose of constructing, creating, expanding, operating and maintaining a marine terminal or otherwise in connection with the development, construction, installation, use and initial operation and maintenance of the Facility. The Tenant shall, at its own expense, obtain any required permits and/or approvals from the United States Army Corps of Engineers (the “Corps”) and/or any other governmental agencies, and the Tenant shall comply with such permits and approvals. The Landlord will cooperate with and assist the Tenant in obtaining any necessary permits and Governmental Approvals from the Corps and any other Governmental Authority, at the Tenant’s discretion, for the Tenant’s use of the Site, including for any Improvements, reclamation of lands, erosion control, attainment of spoil, servitudes and/or rights of way; provided that all costs associated with such efforts shall be the responsibility of the Tenant. Except only as provided in Section 8.2(b), the Tenant shall have all surface, subsurface and riparian rights, and the right and privilege of grading and draining the Site, and all other rights on and to the Site. Any activities of the Landlord and/or its lessees or assignees or any other party shall not adversely affect the Site or interfere with the Tenant’s operations or rights under this Ground Lease in any way. Nothing herein is intended to preclude the Landlord, from participating in pools or units created by consent or established by any regulatory body including the Louisiana Commissioner of Conservation. The Tenant may freely remove any timber that is standing or lying on the Site as the Tenant deems necessary for the Tenant’s intended use of the Site. Nothing herein is intended to grant, convey, or bestow to the Tenant any rights to or claims to any oil, gas, or mineral rights below the surface of the Site.

(b) To the extent the Landlord holds any rights to oil, gas, sulfur or other minerals (“Minerals”) in the Site, the Landlord shall retain such rights during the Term and hereby waives any and all rights of the Landlord, its Affiliates and their respective lessees or assignees to use the surface of the Site to explore for, drill for, access, extract, mine, exploit or otherwise make use of such Minerals, during the Term, and the Landlord and/or its lessees or assigns shall only exercise any such rights to such Minerals via directional drilling or other means consistent with the terms and conditions of this Section 8.2(b) (“Surface Waiver”). If any third party holds any rights in such Minerals, the Landlord shall obtain a legal and binding written Surface Waiver from such third party, for the benefit of the Tenant and shall promptly provide a copy of such Surface Waiver to the Tenant. Any directional drilling or other subsurface Mineral activities of the Landlord and/or its lessees or assignees or any other party shall take place at a depth of not less than the greater of 2500 feet or such other depth as may be determined or set by the Federal Energy Regulatory Commission below the surface and shall not adversely affect the lateral or subjacent support of the Site and the Improvements or interfere with the Tenant’s operations or rights under this Ground Lease in any way.

8.3 Use of Water Frontage. The Tenant shall have any and all rights, including any and all riparian rights, to use any and all of the water frontage and water bottom of the Site, including the Landlord’s Improvements (if any) and the area between the water frontage of the Site to the Mississippi River, for mooring of vessels and/or for any and all other uses allowed under Applicable Laws; and the Landlord shall not have the right to use the water frontage of the Site, including all aforementioned areas, for mooring of vessels or any other uses without the prior written consent of the Tenant. It is expressly understood that the Tenant’s consent shall be given or withheld in the Tenant’s sole discretion, and if granted, would be in accordance with any security plan of the Tenant.

8.4 Access License Agreement. The Landlord hereby consents to the Tenant providing to the Tenant’s Affiliates, in connection with the Plaquemines LNG Project, non-exclusive access to the Site and entering into access license agreements with its applicable Affiliates with respect to such access; provided, that the foregoing shall not serve to modify or limit: (1) any of the Landlord’s or the Tenant’s rights and obligations under, or (2) the terms and conditions of, this Agreement. Upon Leasehold Lender’s or Tenant’s written request, Landlord shall provide Leasehold Lender or Tenant with an estoppel certificate consenting to such access and related access rights agreements. Tenant shall provide to Landlord notice within 30 days of any such granting of access to Tenant’s Affiliates, and/or any such entering into of access agreements.

9. Indemnification.

9.1 Tenant’s General Agreement to Indemnify. The Tenant releases the Landlord, its officers, representatives, employees, agents, successors and assigns (individually and collectively, the “Landlord Indemnitee”) from, assumes any and all liability for, and agrees to indemnify the Landlord Indemnitee against, all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses (including reasonable attorney’s fees, witness fees, engineers’ fees, architects’ fees, and the costs and expenses of appellate action, if any), imposed on, incurred by or asserted against any Landlord Indemnitee arising out of (i) the use or occupancy of the Site by the Tenant, its officers, representatives, agents, and employees, (ii) the construction, maintenance, use, repair, or operation of the Improvements by the Tenant, its officers, representatives, agents, and employees, (iii) any claim arising out of the use or occupancy of the Site by the Tenant, its contractors, officers, representatives, agents, and employees, and (iv) activities on or about the Site by the Tenant, its officers, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with the construction, use, occupancy, maintenance, or repair of the Improvements or the Site by the Tenant, its officers, representatives, agents, and employees; provided, however, that any such claim, liability, obligation, damage or penalty to the extent arising as a result of the negligence or willful misconduct of any Landlord Indemnitee shall be excluded from this indemnity. This Section 9.1 shall include within its scope any and all claims or actions for wrongful death. Any and all claims brought under the authority of or with respect to any Environmental Law or concerning environmental matters or Hazardous Substances shall be solely covered by Sections 9.2 and 9.4 and not this Section 9.1.

9.2 Tenant’s Environmental Indemnification.

(a) For purposes of the Tenant’s indemnification obligations, the Tenant agrees that it will comply with all Environmental Laws applicable to the Tenant, including those applicable to the use, storage, and handling of Hazardous Substances in, on, or about the Site. The Tenant agrees to indemnify and hold harmless the Landlord Indemnitee against and in respect of any and all damages, claims, losses, liabilities, and expenses (including, reasonable attorney, accounting, consulting, engineering, and other fees and expenses), which may be imposed upon, incurred by, or assessed against the Landlord Indemnitee by any other Person (including a Governmental Authority), arising out of, in connection with, or relating to the subject matter of: (i) the Tenant’s breach of the covenant set forth in this Section 9.2 or (ii) any discharge or release of Hazardous Substances on the Site or any violation of any Environmental Law with respect to the Site, in each case to the extent first occurring after the Ground Lease Commencement Date and caused by the Tenant’s construction, operations, and maintenance activities or use of the Site and not caused by the Landlord’s Activities or Landlord’s Improvements.

(b) If Hazardous Substances become present or are discharged onto the Site in violation of applicable Environmental Laws as a result of the Tenant’s use or occupancy of the Site during the Term, the Tenant shall so notify the Landlord in writing promptly after the Tenant’s discovery thereof, and the Tenant shall have a reasonable period of time to undertake, at its own expense, such corrective measures as are necessary to remove such Hazardous Substances and to remediate such presence or discharge as required by applicable Environmental Laws or the requirements of the appropriate Governmental Authority. Notwithstanding any right of Tenant to temporarily store or discharge Hazardous Substances on or at the Site if in compliance with Environmental Laws, Tenant shall remove or remediate all Hazardous Substances located on or at the Site at the expiration or earlier termination of the Term. The Landlord shall have a reasonable right of participation in the removal or remediation activities, including the right to (i) receive copies of material reports, work plans and correspondence relating to the removal or remediation activities, (ii) the right to review and comment on draft reports and work plans (and all reasonable comments shall be accepted by the controlling Party), and (iii) advance notice of and the right to attend and participate in meetings with Governmental Authorities. This Section 9.2(b) shall not supersede or diminish the provisions or the Tenant’s obligations under Section 9.2(a).

9.3 Landlord’s General Agreement to Indemnify. The Landlord releases the Tenant, its officers, representatives, employees, contractors, Financing Parties, agents, successors and assigns, (individually and collectively, the “Tenant Indemnitee”) from, assumes any and all liability for, and agrees to indemnify the Tenant Indemnitee against, all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses (including reasonable attorney’s fees, engineers’ fees, architects’ fees, and the costs and expenses of appellate action, if any), imposed on, incurred by or asserted against any Tenant Indemnitee arising out of (i) the Landlord’s Activities or any use or occupancy of the Site by the Landlord, its officers, representatives, agents, and employees, (ii) any claim arising out of the use, occupancy, construction or operation of the Site by the Landlord, its officers, representatives, agents, and employees, and (iii) activities on or about the Site by the Landlord, its officers, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with this Ground Lease; provided, however, that any such claim, liability, obligation, damage or penalty to the extent arising as a result of the negligence or willful misconduct of any Tenant Indemnitee shall be excluded from this indemnity. This Section 9.3 shall include within its scope any and all claims or actions for wrongful death, but any and all claims brought under the authority of or with respect to any Environmental Law or concerning environmental matters or Hazardous Substances shall be solely covered by Section 9.2 and 9.4 and not this Section 9.3.

9.4 Landlord’s Environmental Indemnification.

(a) For purposes of the Landlord’s indemnification obligations, the Landlord agrees that it will comply with all Environmental Laws applicable to the Landlord, including those applicable to the use, storage, and handling of Hazardous Substances in, on, or about the Site. The Landlord agrees to indemnify and hold harmless the Tenant Indemnitee against and in respect of any and all damages, claims, losses, liabilities, and expenses (including reasonable attorneys accounting, consulting, engineering, and other fees and expenses), which may be imposed upon, incurred by, or assessed against the Tenant Indemnitee by any other Person (including a Governmental Authority), arising out of, in connection with, or relating to the subject matter of: (i) the presence, discharge or release of Hazardous Substances, including all claims or alleged claims by any Governmental Authority or other Person for penalties, damages or injunctive relief or for the abatement of a nuisance related to the presence, discharge or release of Hazardous Substances, or (ii) any actual or alleged violation of Environmental Laws, in the case of each of subclauses (i) and (ii), where the presence, discharge or release of such Hazardous Substances or violation of Environmental Law arises or occurs (1) at, on or from the Site on or prior to the Ground Lease Commencement Date or (2) at, on or from the Site or any other site as a result of or relating to the Landlord’s Activities or facilities or Landlord’s Improvements, whether before, on or after the Ground Lease Commencement Date, or (iii) the Landlord’s breach of the covenant set forth in this Section 9.4 or (iv) any environmental condition of contamination on the Site or any violation of any Environmental Law with respect to the Site to the extent occurring after the Ground Lease Commencement Date and caused by the Landlord’s Activities or facilities.

(b) If Hazardous Substances become present or are discharged onto the Site as a result of the Landlord’s Activities or otherwise exist at the Site on or prior to the Ground Lease Commencement Date, the Tenant shall so notify the Landlord in writing promptly after the Tenant’s discovery thereof, and the Landlord shall have a reasonable period of time to undertake, at its own expense, such corrective measures as are necessary to remove such Hazardous Substances and to remediate such presence or discharge as required by applicable Environmental Laws or the requirements of the appropriate Governmental Authority, except that such removal or remediation shall not unreasonably interfere with the Tenant’s use of the Site. The Tenant shall have the right to undertake such removal and remediation activities in its discretion, and the Landlord shall reimburse the Tenant (or the Tenant may offset against Rent) for its reasonable and necessary documented costs therefor within thirty (30) days after receipt of an invoice by the Landlord (including any costs associated with the work stoppage or interference with the ability of any contractor for the Plaquemines LNG Project to perform its respective contractual obligations (including mobilization and de-mobilization costs, suspension costs, storage costs, rescheduling penalties, and all other direct and indirect costs incurred by the Tenant or any such contractor (and its respective subcontractors) as a result of any delay caused by such removal and/or remediation activities)). The Party not controlling the remediation under this Section 9.4(b) shall have a reasonable right of participation in the removal or remediation activities, including the right to (i) receive copies of material reports, work plans and correspondence relating to the removal or remediation activities, (ii) the right to review and comment on draft reports and work plans (and all reasonable comments shall be accepted by the controlling Party), and (iii) advance notice of and the right to attend and participate in meetings with Governmental Authorities. This Section 9.4(b) shall not supersede or diminish the provisions or the Landlord’s obligations under Section 9.4(a).

9.5 Survival of Indemnities. The foregoing indemnities shall survive the Term and any Removal Period, and shall be in addition to any of the Landlord’s or the Tenant’s obligations for breach of a representation or warranty.

9.6 Environmental Condition. The Tenant represents and warrants to the Landlord that it has commissioned and completed, as of the Ground Lease Commencement Date, a Phase 1 environmental site assessment with respect to the Site prepared by Environmental Resources Management, Inc., dated January 2022, a copy of which has been provided to the Landlord in respect of the environmental condition of the Site as of the date of such assessment (the “Environmental Assessment”). Landlord and Tenant acknowledge that the Environmental Assessment did not identify any “recognized environmental conditions” (as that term is defined in American Society for Testing and Materials Standard E1527-13, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process”) in association with the Site.

10. Insurance.

10.1 Pre-FID Tenant’s Insurance.

(a) At all times prior to FID, at its sole expense, the Tenant shall maintain or cause to be maintained:

(i) for the protection of the Tenant and the Landlord, commercial general liability insurance applying to the use and occupancy of the Site and the business operated by the Tenant on the Site, which shall be written to apply to bodily injury (including death), property damage and personal injury losses, and shall be endorsed to include the Landlord as an additional insured. Such insurance shall have a minimum combined single limit of liability of at least [***] per occurrence and a general annual aggregate limit of at least [***]. The Tenant may elect to be self-insured in amounts greater than those minimum limits;

(ii) policies of insurance covering the Tenant’s Property in an amount reasonably determined by the Tenant, providing protection against any peril included within the classification “all risk coverage” or “causes of loss special form” (as such terms are used in the State of Louisiana), including vandalism and malicious mischief. The Tenant shall be entitled to all proceeds of such insurance, and the value of the Tenant’s Property shall be determined by the Tenant; and

(iii) policies of insurance from the Tenant’s pre-FID construction contractors meeting the requirements set forth in Exhibit 5.

10.2 Post-FID Tenant’s Insurance. Prior to FID, the Tenant and the Landlord will cooperate in good faith to develop and agree to the levels and insurance coverages applicable from and after FID that are appropriate for an infrastructure facility such as the Facility that is: (a) under full construction, including insurance policies to be obtained by the Tenant’s construction contractors; and (b) appropriate once the Facility is operational, and in each case based upon input from a nationally recognized insurance advisor in the LNG industry jointly appointed by the Parties at the Tenant’s expense; provided that such insurance coverages are no less comprehensive than the insurance coverages recommended by the insurance advisor to the Financing Parties.

10.3 Insurance Providers. All insurance required to be carried by the Tenant under this Ground Lease shall be issued by insurance companies rated A-VII or better by A.M. Best, and reasonably acceptable to the Landlord. Each insurance policy carried by the Tenant in accordance with this Ground Lease shall include a waiver of the insurer’s rights of subrogation to the extent necessary to give effect to the release and shall name the Landlord as an additional named insured. The foregoing waiver shall be effective whether or not a waiving party shall obtain and maintain the insurance which such waiving party is required to obtain and maintain pursuant to this Ground Lease.

10.4 Landlord’s Insurance. The Landlord may carry or cause to be carried relevant liability insurance with respect to the Site and/or any activities of the Landlord with respect to the Site in its reasonable business discretion. The Landlord may elect to be self-insured.

11. Liens and Landlord’s Mortgages.

11.1 Prohibition of Liens and Mortgages. During the term of this Ground Lease, the Landlord shall not create or permit to be created or to remain in connection with the Site, the Improvements or the Landlord’s Improvements thereon, any Liens against any property interest of the Landlord and/or against any of the Tenant’s Property or leasehold interest of the Tenant, and the Landlord or the Tenant (as applicable) shall discharge any Lien (levied on account of any mechanics’, laborers’, or materialmen’s lien or security agreement) which might be or become a Lien upon the Site or upon the Landlord’s interest in the Site or upon the Tenant’s interest in its leasehold of the Site, in accordance with Section 11.2.

11.2 Discharge of Liens.

(a) If, during the term of this Ground Lease, any mechanics’, laborers’, or materialmen’s lien shall be filed against the Site or any part thereof in connection with the Improvements or the Landlord’s Improvements due to activities of the Landlord, the Landlord shall be the responsible Party and shall within thirty (30) days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If any mechanics’, laborers’, or materialmen’s lien shall at any time be filed against the Site or any part thereof in connection with the Improvements or the Landlord’s Improvements due to activities of the Tenant, the Tenant shall be the responsible Party and shall within thirty (30) days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

(b) If the responsible Party does not contest such Lien and shall fail to cause such Lien to be discharged within the period aforesaid, then in addition to any other right or remedy of the non-responsible Party hereunder, the non-responsible Party may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings. Any amount so paid by the non-responsible Party and all costs and expenses incurred by the non-responsible Party in connection therewith, including reasonable attorneys’ fees together with interest thereon at one percent (1%) per annum above the Wall Street Journal Prime Rate of interest published from time to time in the Wall Street Journal, from the respective dates of the non-responsible Party’s making of the payment or incurring of the cost and expense, shall constitute either additional Rent payable by the Tenant under this Ground Lease or an offset against Rent payable by the Tenant under this Ground Lease, and shall be either (as applicable) paid by the Tenant to the Landlord within fifteen (15) days of written demand therefor or offset against any Rent due after notice to the Landlord.

11.3 Satisfaction of Liabilities. The Tenant shall have the right but not the obligation to pay for (or offset against Rent) the Landlord’s liabilities, obligations, responsibilities and/or debts associated with the Site, including any taxes owed by the Landlord and other liabilities, obligations and/or debts owed to laborers, vendors, materialmen, and other service providers; provided, that the Landlord shall be in default of such obligations and the Tenant shall first provide reasonable prior notice to the Landlord of the Tenant’s intention to satisfy such obligations.

12. Entry on Premises by Landlord, Etc.

The Landlord and its representatives shall have no right to enter the Site, except: (1) as specifically authorized from time to time in advance in writing by the Tenant, or (2) in the event of an emergency, caused by casualty, natural disaster, or accident; provided the Landlord shall use reasonably practicable efforts to provide notice to the Tenant prior to entering the Site in the event of such emergency. If the Landlord, outside of an emergency as set forth in the preceding sentence, desires to inspect the Site, the Landlord shall provide the Tenant a written notice no less than five (5) Business Days prior to the date of such proposed entry. The Tenant may deny entry onto the Site if the Tenant reasonably believes that entry onto the Site by the Landlord and its representative poses a risk to (a) the health and/or safety of the Tenant’s or its contractor’s employees or personnel or to the Landlord or its representative or (b) the security, operation and/or maintenance of the Improvements. If and when entry onto the Site is granted by the Tenant, the Landlord and its representatives shall be required to adhere to any confidentiality, health, safety, security, insurance and/or operating rules and procedures of the Tenant. Such entry on the Site shall be accompanied by a Tenant representative at all times. If, for any reason, the Tenant deems it is unsafe or outside the bounds of contractual agreements for the Landlord to be near or within the bounds of certain operating equipment, the Tenant will instruct the Landlord of such safety or operating conditions such that access to certain sections of the Site will be restricted. In no event shall any limitation or notice provision of this Section 12 prevent or impede entry onto the Site by the Landlord, any Affiliate or any Governmental Authority due to the emergency and necessary exercise of any valid police power under Applicable Laws; provided, that the Landlord shall use reasonable best efforts to preclude any interference with the Facility, and shall provide reasonable prior notice to the Tenant thereof unless such entry is necessary to prevent or respond to any imminent threat to life or damage to property.

13. Destruction by Fire or Other Casualty.

If any Improvements erected on the Site shall be destroyed or so damaged by fire or any other casualty whatsoever, not due to the willful misconduct of the Tenant, where repair or restoration cannot be reasonably accomplished within three hundred and sixty (360) days of the date of such fire or casualty, the Tenant, by written notice to the Landlord, from an authorized representative of the Tenant, may, at its election, decide not to restore nor reconstruct the Improvements. In the event that the Tenant so decides not to restore or reconstruct the Improvements, the Tenant shall notify the Landlord thereof in writing and shall proceed with due diligence to demolish and remove any ruins or rubble remaining on the Site at the Tenant’s sole cost and expense.

14. Assignment; Subleasing.

14.1 Restrictions on Landlord. The Landlord shall not assign this Ground Lease or sell the Site, in whole or in part, (including by transfer of control or otherwise) without the prior written consent of the Tenant, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, it shall not be unreasonable for the Tenant to withhold consent if (a) the Landlord requests to assign this Ground Lease or sell the Site, in whole or in part, to any Person, or any Affiliate of such Person, that is a direct or indirect competitor of the Tenant or any of its Affiliates, or (b) the Landlord requests to assign this Ground Lease or sell the Site, in whole or in part, to any Person that does not have substantially similar jurisdiction, authority, rights, and privileges as the Landlord as a political subdivision of the State of Louisiana. The Landlord covenants, represents and warrants as a condition of this Ground Lease as of the Ground Lease Commencement Date that the Landlord has no present intention to assign this Ground Lease or sell the Site, in whole or in part, during the Term.

14.2 Restrictions on Tenant. Subject to the provisions of Section 23, the Tenant shall not assign this Ground Lease, in whole or in part, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. The Tenant shall give the Landlord at least thirty (30) days prior written notice of any proposed assignment and any other information that the Landlord may reasonably request; provided the Tenant is in possession of, or Tenant can reasonably acquire, such information, together with a copy of the proposed assignment. In addition, the Landlord acknowledges and agrees that no approval or consent of the Landlord shall be required in connection with any assignment of this Ground Lease by the Tenant (i) for security purposes for any financing, including to a Leasehold Lender, (ii) to a Leasehold Lender or any purchaser upon a foreclosure of a Leasehold Mortgage or transferee upon a transfer in lieu of foreclosure (dation en paiement) pursuant to a Leasehold Mortgage, (iii) to any Affiliate or member of the Tenant, (iv) to any entity resulting from a merger, non-bankruptcy reorganization or consolidation with the Tenant, or (v) to any entity resulting from a merger or acquisition of the membership interest or assets of the Tenant so long as the surviving entity is fully responsible for all of the obligations of the Tenant hereunder. The Tenant shall not sublease all or any portion of the Site without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned.

15. Events of Default of Tenant.

15.1 Event of Default. If any one or more of the following events shall happen and not be remedied as herein provided an “Event of Default” shall be deemed to have occurred:

(a) Breach of Rent Covenant. If the Tenant fails to timely pay Rent as provided in Section 4, and such failure shall continue for a period of fifteen (15) days after written notice thereof from the Landlord to the Tenant.

(b) Breach of Other Covenant. If default shall be made by the Tenant in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Ground Lease, other than those referred to in Section 15.1(a), and such default shall continue for a period of sixty (60) days after written notice thereof from the Landlord to the Tenant specifying the nature of such default and the acts required to cure the same, or, in the case of a default or a contingency which cannot with due diligence be cured within such period of sixty (60) days, the Tenant fails to proceed with due diligence within such period of sixty (60) days, to commence cure of the same and thereafter to prosecute the curing of such default with due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within sixty (60) days that the time of the Tenant within which to cure same shall be extended for such period as may be necessary to complete the same with all due diligence). Casualty occurring at the Site or discharge from the Site shall not constitute an Event of Default.

15.2 Landlord’s Remedies; Cure.

(a) Landlord’s Right to Damages. Subject to the rights and remedies of Leasehold Lender in Section 23, upon the occurrence of an Event of Default, the Landlord shall give written notice of Event of Default to the Tenant stating specifically the grounds for the Event of Default and the damages thereby reasonably anticipated or incurred by the Landlord in connection with the Event of Default, and the Tenant shall be liable for such reasonable damages unless such Event of Default is reasonably remedied in a timely manner and all undisputed arrears of Rent, and all other undisputed amounts payable by the Tenant under this Ground Lease, in each case within sixty (60) days from the date of such notice of Event of Default, together with interest thereon at the rate provided by law for judicial interest from the time when the same became due and payable, and all costs and expenses reasonably incurred by or on behalf of the Landlord as a result of the Event of Default, including reasonable attorneys’ fees, shall have been fully and promptly paid by the Tenant to the Landlord and all other defaults shall have been reasonably cured and made good or cured to the reasonable satisfaction of the Landlord, in either of which events the consequences of such Event of Default shall be deemed to be annulled. Written notice of an Event of Default under this Section 15.2(a) is not effective and is not valid if the Landlord does not give prior written notice to the Tenant pursuant to Section 15.1.

(b) Landlord’s Remedies; Right to Cure Tenant’s Event of Default. Subject to the rights and remedies of Leasehold Lender in Section 23, upon the occurrence of an Event of Default that is not fully cured under Section 15.2(a), in addition to all other remedies available to the Landlord, the Landlord may terminate this Ground Lease by written notice to the Tenant. Upon the occurrence of an Event of Default of the Tenant which is not cured or which Tenant has not commenced to cure within sixty (60) days as provided in Section 15.2(a), then, subject to the prior written consent of any Leasehold Lender under Section 23, the Landlord may take whatever actions as are reasonably necessary to cure such Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others to cure the Event of Default. The Tenant shall be responsible for all costs, including attorney’s fees and the fees of other professionals, reasonably incurred by the Landlord pursuant to this Section 15.2(b) and such costs shall be billed to the Tenant in addition to any and all Rent due hereunder; and the Tenant shall pay all such additional costs and charges within thirty (30) days after billing by the Landlord.

15.3 Taking of Possession. Upon any expiration or termination of this Ground Lease, following any Removal Period, and subject to Section 7.1, (i) the Tenant shall quit and peacefully surrender the Site to the Landlord, without any payment therefor by the Landlord, and the Landlord may, at that time, without further notice, enter upon and re-enter the Site and may have, hold, and enjoy the Site; and (ii) all obligations of the Tenant hereunder for additional Rent or any portion thereof arising or accruing with respect to any period prior to such termination and any obligations of the Tenant under the indemnification provisions hereof arising or accruing with respect to any period prior to such termination hereof, in each case without regard to whether such matter is first noticed to the Landlord prior to or subsequent to such termination, shall survive the termination hereof. In the event of any termination, the Landlord shall be under a duty to seek a successor tenant. If the Landlord obtains a successor tenant during what would have been the remainder of the Term or any Removal Period, the Tenant shall receive a credit for rentals collected from said successor tenant for the remaining Term. If no successor tenant is obtained, the Tenant shall be liable for Rent obligations otherwise provided for in this Ground Lease.

15.4 Agent for Service. The Tenant shall maintain a registered agent of the Tenant for service of process, which agent will be located within the State of Louisiana. The Tenant shall maintain the name and address of such agent with the Louisiana Secretary of State. If the Tenant shall fail to maintain such a registered agent with the Louisiana Secretary of State within the State of Louisiana, service of process may be accomplished by public posting on the Site in the same manner and for the same period as provided in Louisiana statutes, with written notice becoming effective at the time of posting.

16. Events of Default of the Landlord.

16.1 Landlord Event of Default; Right to Cure. If default shall be made by the Landlord in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Ground Lease, and such default shall continue for a period of sixty (60) days after written notice thereof from the Tenant to the Landlord specifying the nature of such default and the acts required to cure the same, or, in the case of a default or a contingency which cannot with due diligence be cured within such period of sixty (60) days, the Landlord fails to proceed with due diligence within such period of sixty (60) days, to commence cure of the same and thereafter to prosecute the curing of such default with due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within sixty (60) days that the time of the Landlord within which to cure same shall be extended for such period as may be necessary to complete the same with all due diligence), a “Landlord Event of Default” shall be deemed to have occurred hereunder.

16.2 Tenant’s Remedies; Cure. In the event of a Landlord Event of Default, in addition to all other remedies available to the Tenant, the Tenant may terminate this Ground Lease by written notice to the Landlord. All obligations of the Landlord hereunder arising or accruing with respect to any period prior to such termination and any obligations of the Landlord under the indemnification provisions hereof arising or accruing with respect to any period prior to such termination hereof, in each case without regard to whether such matter is first noticed to the Landlord prior to or subsequent to such termination, shall survive the termination hereof, and shall be immediately payable to the Tenant. The Tenant shall have the right, with or without canceling this Ground Lease, to specific performance and to recover damages caused by a Landlord’s Event of Default.

16.3 Tenant’s Right to Cure Landlord Event of Default. Upon the occurrence of a Landlord Event of Default, the Tenant may take whatever actions as are reasonably necessary to cure such Landlord Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others, purchasing the required goods or services and procuring necessary insurance. The Landlord shall be responsible for all costs including attorneys’ fees and the fees of other professionals, reasonably incurred by the Tenant pursuant to this Section 16.3 and such costs shall be billed to the Landlord. The Landlord shall pay all such additional costs and charges within thirty (30) days after billing by the Tenant, and/or the Tenant may offset such additional costs and charges against Rent due.

17. Mutual Obligations.

17.1 Late Charges; Interest. If any Rent or any other sum is not paid when due and payable under this Ground Lease, and if such delinquency continues for a period of ten (10) days after receipt of written notice, such sum shall bear a late charge equal to one percent (1.0%) of the amount thereof, the Parties recognizing and agreeing that such charge represents a reasonable approximation of the additional administrative costs and expenses which are likely to be incurred by the non-defaulting Party. Additionally, any judgment rendered therefor shall bear interest from the date originally due to the date of collection at the rate prescribed by law as legal interest.

17.2 Obligations to Mitigate Damages. Both the Landlord and the Tenant shall have the obligation to take reasonable steps to mitigate their damages caused by any default under this Ground Lease.

17.3 Failure to Enforce Not a Waiver. No failure by either Party to insist upon the strict performance of any covenant, agreement, term, or condition of this Ground Lease or to exercise any right or remedy arising upon the breach thereof, and no acceptance by the Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach of such covenant, agreement, term, or condition. No covenant, agreement, term, or condition of this Ground Lease to be performed or complied with by either Party and no breach thereof shall be waived, altered, or modified except by a written instrument executed by both Parties. No waiver of any breach shall affect or alter this Ground Lease, but each and every covenant, agreement, term, or condition of this Ground Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

17.4 Rights Cumulative. Except as provided herein, each right and remedy of the Parties provided in this Ground Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Ground Lease or now or thereafter existing at law or in equity or by statute or otherwise (excluding, however, specific performance against the Tenant) and the exercise or beginning of the exercise by the Parties of any one or more of such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Parties of any or all other such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise.

18. Notices.

18.1 Addresses. All notices, demands, and requests which may or are required to be given hereunder shall be in writing, delivered by personal service, or shall be sent by facsimile or United States registered or certified mail, return receipt and signature requested, postage prepaid, to the Parties at the following numbers and addresses:

To the Tenant:	Plaquemines Land Ventures, LLC 1001 19th St North Suite 1500 Arlington, VA 22209 Attention: [***] Facsimile: [***] Email: [***]

To the Landlord:	Plaquemines Port, Harbor and Terminal District 8056 Highway 23, Third Floor Belle Chasse, LA 70037 Attn: [***] Telephone: [***] Facsimile: [***] Email: [***]

With a copy to:	Plaquemines Port, Harbor and Terminal District 8056 Highway 23, Third Floor Belle Chasse, LA 70037
Attn: [***] Telephone: [***] Facsimile: [***] Email: [***]

With a copy to:	Dwyer, Cambre, and Suffern, L.L.C. 3000 West Esplanade Ave., Ste. 200 Metairie, LA 70002 Attention: [***] Telephone: [***] Facsimile: [***] Email: [***]

or to such other numbers or addresses as any of above designated recipients may from time to time designate by written notice to the other designated recipients hereto at least fifteen (15) days in advance of an effective date stated therein.

18.2 When Deemed Delivered. Notices, demands, and requests which may or shall be served in accordance with Section 18.1 shall be deemed sufficiently served or given for all purposes hereunder at the earlier of (i) the time such notice, demand, or request shall be received by the addressee, or (ii) four (4) days after posting via United States registered or certified mail, return receipt and signature requested, postage prepaid.

19. Quiet Enjoyment; Title.

19.1 Quiet Enjoyment. The Landlord warrants to the Tenant the peaceable enjoyment of the Site and warrants to the Tenant that the Tenant shall quietly have and enjoy the Site during the Term and any Removal Period without hindrance or molestation by the Landlord or any Person or Persons claiming by, under and/or through the Landlord. This Ground Lease shall be construed as a covenant running with the land. As long as this Ground Lease is in effect, the Landlord and any Affiliate of the Landlord shall only allow industrial use of the remainder of their property adjacent to the Site.

19.2 Landlord’s Title. The Landlord covenants, represents and warrants as a condition of this Ground Lease that: (i) it is the sole owner of good, marketable, fee simple title to all of the Site; (ii) the Site is subject to no Liens, privileges, encumbrances, defects in title, servitudes, easements, restrictions, dedications, leases, mineral leases, reservations or other exceptions to title, other than those existing on the Ground Lease Commencement Date; (iii) during the term hereof it shall not encumber the Site; (iv) it is authorized to make this Ground Lease for the term hereof; (v) the provisions of this Ground Lease do not and will not conflict with or violate any of the provisions of existing agreements between the Landlord and any third party; and (vi) the Landlord will deliver the Site free of all tenants and occupants and claims thereto.

20. Eminent Domain.

20.1 Complete Condemnation. If, during the term hereof, the whole of the Site shall be taken under the power of eminent domain (or in lieu of a taking by a person or entity authorized to exercise such power, condemnation or taking, or under threat of exercise of such power, condemnation or taking) by any public or private authority, then this Ground Lease and the term hereof shall cease and terminate as of the date of such taking; provided that the Tenant shall share in the condemnation award as provided herein. The Tenant may continue to occupy the Site, subject to the terms of this Ground Lease, for all or such part of the period between the date of such taking and the date when possession of the Site shall be taken by the taking authority, and any unearned Rent or other charges, if any, paid in advance, shall be refunded to the Tenant. If required, the Tenant shall procure from the applicable Governmental Authority, at the Tenant’s sole cost and expense, all necessary consents and authorizations to continue to occupy the Site from and after the date of such taking.

20.2 Partial Condemnation. If, during the term hereof, any public or private authority shall, under the power of eminent domain (or in lieu of a taking by a person or entity authorized to exercise such power, condemnation or taking, or under threat of exercise of such power, condemnation or taking), makes a taking resulting in the reduction of the surface area of the Site by fifteen percent (15%) or more, or of fifteen percent (15%) or more of the value of the Improvements or the Landlord’s Improvements, or resulting in material interference to the Improvements or the Tenant’s ability to use in a commercially reasonable manner the remainder of the Site, the Improvements or Landlord’s Improvements for the purposes contemplated hereby, then the Tenant may, at its election, terminate this Ground Lease by giving the Landlord notice of the exercise of its election within one-hundred twenty (120) days of the date of notice to the Tenant of such taking. In the event of termination by the Tenant under this Section 20.2, the term hereof shall cease and terminate as of the last day of the calendar month in which such notice of exercise of its election to terminate has been given, and any unearned Rent or other charges, if any, paid in advance, shall be refunded to the Tenant, and the Tenant shall share in the condemnation award as provided herein.

20.3 Rent Adjustment. In the event that the Tenant does not elect to terminate this Ground Lease pursuant to Section 20.2, then this Ground Lease and the term hereof shall continue in full force and effect, and the monthly Rent shall be adjusted pro-rata in accordance with the land area of the property actually taken by the condemning authority.

20.4 Allocation of Award. Subject to Section 23.8, in the event of a complete taking pursuant to Section 20.1, the Tenant will be entitled to receive the portion of the condemnation award (or settlement) attributable to (i) the value of the Improvements and Landlord’s Improvements, and fixtures and other property located on the Site so taken, plus (ii) without duplication with clause (i) above, the value of the leasehold estate and leasehold advantage in the portion of the Site so taken, plus (iii) other compensation or benefits paid as a consequence of the interruption of the Tenant’s business and the other costs and expenses incurred by the Tenant as a consequence of such taking (if any such compensation or benefits are paid by the applicable taking authority) and the Landlord shall be entitled to recover that portion of the condemnation award (or settlement) fairly attributable to the value of the land taken. In the event the Tenant’s Property or the Improvements are not taken, the Tenant shall not be entitled to any portion of the award, and in the event no Landlord’s property is taken, the Landlord shall not be entitled to any portion of the award. In the event of a partial taking of the Improvements and/or the Tenant’s Property the entire award or settlement shall be paid to the Tenant. In the event of a partial taking of the Site, the Tenant will be entitled to receive the portion of the award attributable to (i) the value of the portion of the Improvements and the Tenant’s Property located in the portion of the Site so taken, plus (ii) without duplication with clause (i) above, the value of the leasehold estate and leasehold advantage in the portion of the Site so taken, and the Tenant will promptly restore the remaining portion of the Improvements or the Site to the extent of the award payable to the Tenant. Nothing contained herein shall prohibit the Tenant’s claiming relocation damages or damages for lost profits or loss of leasehold advantage against the taking authority in any appropriate proceeding.

21. Temporary Taking or Other Deprivation.

If, during the term hereof, (i) less than all of the Landlord’s title to all or any portion of the Site is taken for temporary use or occupancy, or (ii) any public or private authority takes any action not resulting in a taking of all or any portion of the Site but resulting in a right to compensation therefor, such as changing of the grade of any street upon which the Site abuts, then, except as otherwise provided in Section 20, the Tenant shall be entitled to make claim for, recover, and retain all awards, whether pursuant to judgment, agreement, or otherwise, recoverable in connection therewith.

22. Force Majeure.

Provided that notice is given within sixty (60) days of an occurrence of an event of Force Majeure by the Party seeking to invoke and utilize the provisions of this Section 22, either Party hereto shall be excused from performing any of its respective obligations or undertakings provided in this Ground Lease for so long as the performance of such obligations is prevented or significantly delayed, retarded or hindered by any event of Force Majeure; provided that an event of Force Majeure shall not excuse any party from making any payment of money required under this Ground Lease. Should an event of Force Majeure persist for over three hundred and sixty (360) continuous days, the Tenant shall have the right but not the obligation to terminate this Ground Lease.

23. Leasehold Mortgage Provisions.

The provisions of this Section 23 shall supersede any contrary or inconsistent provisions in this Ground Lease and in the event of any inconsistency or conflict between the provisions of this Section 23 and any other provision of this Ground Lease, the provisions of this Section 23 shall govern and control.

23.1 Tenant’s Right to Mortgage Leasehold Interest; Recognition of Leasehold Lender as Leasehold Mortgagee. The Tenant shall have the absolute right (but not the obligation), without seeking the consent or approval of the Landlord, to grant one or more leasehold mortgages encumbering the Tenant’s interest in the Site and in this Ground Lease. The term “Leasehold Lender” shall mean, at any point in time, the holder of a Leasehold Mortgage, or any agent or trustee therefor, that provides written notice to the Landlord of its status as such, which notice is confirmed in writing by the Tenant. The term “Leasehold Mortgage” shall mean, at any point in time, a leasehold mortgage to secure debt or other equivalent instruments (“Leasehold Loan”) as the case may be (as the same may be amended from time to time), encumbering the Tenant’s interest in the Site and this Ground Lease. It is acknowledged and agreed that, during the Term, there may be multiple Leasehold Mortgages and multiple Leasehold Lenders and that each Leasehold Lender may, from time to time, assign its right, title and interest in and to the Leasehold Loan, Leasehold Mortgage and this Ground Lease. During the Term, the Tenant shall provide the Landlord with written notice of the identity, contact information and address for each Leasehold Lender (or the agent authorized to act on behalf of the Leasehold Lender), such notice to be provided to the Landlord by the Tenant promptly after the Tenant becomes aware of any such Leasehold Lender, whether by the issuance of a Leasehold Mortgage to such Leasehold Lender or name change, assignment, merger or otherwise.

23.2 Right to Perform for Tenant; Right to Cure.

(a) In addition to the rights provided in Section 23.1, the Landlord acknowledges and agrees that any Leasehold Lender shall have the right to perform any term, covenant, condition or agreement to be performed by the Tenant under this Ground Lease, and the Landlord shall accept such performance by Leasehold Lender with the same force and effect as if furnished by the Tenant. In the event of a default by the Tenant under this Ground Lease and prior to any termination of this Ground Lease by the Landlord, the Landlord acknowledges and agrees that the Landlord shall provide Leasehold Lender with notice of the same and Leasehold Lender shall have the right (but not the obligation) to commence to cure such default within the same period of time as the Tenant has under this Ground Lease, plus an additional sixty (60) days. The Landlord agrees that the Landlord shall not terminate this Ground Lease in connection with any such default so long as Leasehold Lender has cured or commenced to cure and continues diligently to cure in accordance with the foregoing. Should Leasehold Lender fail to exercise its right to cure as provided above, the Landlord may terminate this Ground Lease by written notice to the Leasehold Lender.

(b) If any default in the performance of an obligation of the Tenant under this Ground Lease is not susceptible to being cured by Leasehold Lender, the Landlord shall have no right to terminate this Ground Lease with respect to such default and such default shall be deemed waived for the benefit of Leasehold Lender only; provided that:

(i) Leasehold Lender shall have commenced to cure (i) any other non- payment default of the Tenant that is susceptible to being cured by Leasehold Lender and (ii) any default in the payment of any portion of Rent, in each case, within the time periods prescribed under Section 23.2(a);

(ii) Leasehold Lender (or its designee) shall have commenced to acquire the Tenant’s interest in this Ground Lease and the Site or to commence foreclosure or other appropriate proceedings under the Leasehold Mortgage within the time periods prescribed under Section 23.2(a);

(iii) if Leasehold Lender (or its designee) shall acquire the Tenant’s interest in this Ground Lease and/or the Site, Leasehold Lender (or its designee) shall, without prejudice to Section 23.5, (A) commence to cure and continue diligently to cure all non-payment defaults that are susceptible to being cured by Leasehold Lender with commercially reasonable diligence, (B) cure any payment default in respect of any portion of Rent and (C) perform and observe all other agreements, covenants and conditions which are to be performed or observed by the Tenant under this Ground Lease after the date of such acquisition; and

(iv) if any third party shall, by foreclosure or dation en paiement under the Leasehold Mortgage or by assignment or other transfer from Leasehold Lender, acquire the Tenant’s interest in and to the Site under this Ground Lease, such third party shall, without prejudice to Section 23.5, (A) commence to cure and continue diligently to cure all non-payment defaults that are susceptible to being cured by a third party with commercially reasonable diligence, (B) cure any payment default in respect of any portion of Rent and (C) perform and observe all other agreements, covenants and conditions which are to be performed or observed by the Tenant under this Ground Lease after the date of such acquisition.

However, if the Tenant is in default beyond applicable notice and cure periods under this Ground Lease and Leasehold Lender fails to act under Section 23.2 within the applicable time periods set forth in Section 23.2, then notwithstanding any provision in this Section 23 to the contrary, the Landlord may exercise any right to terminate this Ground Lease that the Landlord may have under Section 15.

23.3 No Modification Without Leasehold Lender’s Consent. Neither the Landlord nor the Tenant will amend, modify, cancel or surrender this Ground Lease without Leasehold Lender’s prior written consent, and any such action taken without Leasehold Lender’s consent shall not be binding on the Tenant or the Leasehold Lender or their respective successors and assigns (and this Ground Lease shall be interpreted as if such action was not taken); provided, however, that if the Tenant is in default beyond applicable notice and cure periods under this Ground Lease and Leasehold Lender fails to act under Section 23.2 within the applicable time periods set forth in Section 23.2, then Leasehold Lender’s prior written consent shall not be required for the Landlord to exercise any right to terminate this Ground Lease that the Landlord may have under Section 15.

23.4 Delivery of Notices. The Landlord shall simultaneously deliver to Leasehold Lender copies of all notices, statements, information and communications delivered or required to be delivered to the Tenant pursuant to this Ground Lease, including any notice of any default by the Tenant. In addition, the Landlord shall promptly notify Leasehold Lender in writing of any failure by the Tenant to perform any of the Tenant’s obligations under this Ground Lease. No notice, statement, information or communication given by the Landlord to the Tenant shall be binding or affect the Tenant or Leasehold Lender or their respective successors and assigns unless a copy of the same shall have simultaneously been delivered to Leasehold Lender in accordance with this Section 23.4. All notices to Leasehold Lender shall be addressed to any Leasehold Lender at any address that such Leasehold Lender shall provide in writing to the Landlord and the Tenant, and shall be delivered in a manner permitted under (and shall be deemed delivered in accordance with) Section 18. Notwithstanding anything to the contrary in this Ground Lease, the Landlord shall not exercise any remedies related to the Tenant’s default hereunder until (i) the Landlord has delivered notice of such default to Leasehold Lender pursuant to this Section 23.4 and (ii) all applicable cure commencement periods following the delivery of such notice have expired.

23.5 Leasehold Lender Not Obligated Under Lease; Permitted Transfers. The granting of the Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Ground Lease or the Site to Leasehold Lender, nor shall Leasehold Lender, in its capacity as the holder of the Leasehold Mortgage, be deemed to be an assignee or transferee of this Ground Lease or of the Tenant’s interests in the Site thereby created so as to require Leasehold Lender, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed thereunder. In no event shall any act or omission of Leasehold Lender (including the acquisition of the Tenant’s interest in this Ground Lease and the Site created thereby in a transaction described in this Section 23 or the taking of possession of the Site or improvements thereon through a receiver or other means) require Leasehold Lender to assume, or cause Leasehold Lender to be deemed to have assumed, any obligation or liability of the Tenant under this Ground Lease, and Leasehold Lender shall have no personal liability to the Landlord for the Tenant’s failure to so perform and observe any agreement, covenant or condition of the Tenant under this Ground Lease, it being expressly understood and agreed that, in the event of any such failure of the Tenant to perform, the Landlord’s sole and exclusive remedy with respect to Leasehold Lender shall be to terminate this Ground Lease without any recourse or claim for damages against Leasehold Lender; provided that this Section 23.5 shall not relieve Leasehold Lender of the requirements under Section 23.2(b)(iii) in the event that Leasehold Lender has elected to acquire the Tenant’s interests in this Ground Lease and/or the Site.

23.6 Permitted Transfers. Notwithstanding the provisions of Section 23.5, but for the avoidance of doubt while reserving the Landlord’s right to terminate this Ground Lease pursuant to Section 23.2, the purchaser at any sale of this Ground Lease and the interests in and to the Site thereby created in any proceedings for the foreclosure of the Leasehold Mortgage (including power of sale), or the assignee or transferee of this Ground Lease and the interests in and to the Site thereby created under any instrument of assignment or transfer in lieu of the foreclosure (whether to Leasehold Lender or any third party) shall be deemed to be a permitted assignee or transferee under this Ground Lease without the need to obtain the Landlord’s consent and the Landlord shall recognize such assignee or transferee as the successor-in-interest to the Tenant for all purposes under this Ground Lease, and such purchaser, assignee or transferee shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Tenant to be performed under this Ground Lease from and after the date of such purchase and/or assignment, but only for so long as such purchaser or assignee is the owner of the Tenant’s interest in, to and under this Ground Lease and the Tenant’s interests in and to the Site thereby created.

23.7 No Termination for Casualty. So long as the indebtedness, or any part of the indebtedness, secured by the Leasehold Mortgage remains outstanding and unpaid, and the Leasehold Mortgage remains of record, the Landlord and the Tenant agree that this Ground Lease shall not terminate or be cancelled at any time upon the damage or destruction by fire or other casualty of all, or substantially all of the Site. Rent shall continue to be due and payable as set forth in this Ground Lease.

23.8 Expropriation and Expropriation Proceeds. So long as the indebtedness, or any part of the indebtedness, secured by the Leasehold Mortgage remains outstanding and unpaid, and the Leasehold Mortgage remains of record, the Landlord and the Tenant agree that: (i) this Ground Lease shall not terminate or be canceled upon a taking or expropriation pursuant to an eminent domain proceeding of all, substantially all, or any part of the Site without Leasehold Lender’s consent or unless required by law; (ii) any and all awards for any taking or expropriation of the Improvements and/or the Tenant’s interest in, under and to this Ground Lease which otherwise belong to the Tenant shall be payable to Leasehold Lender, to be disbursed as follows: (A) first, to Leasehold Lender for the value of the interests in and to the Site created by this Ground Lease and the value of the leasehold improvements located on the Site, up to an amount equaling the outstanding principal balance of any loan secured by the Leasehold Mortgage, and any interest accrued thereon, and (B) second, to the Landlord and the Tenant in accordance with this Ground Lease; and (iii) Leasehold Lender shall have the right to apply the expropriation proceeds payable to Leasehold Lender hereunder in accordance with the terms of the Leasehold Mortgage (or other applicable loan documents) and shall be entitled at Leasehold Lender’s option to participate in any compromise, settlement or adjustment with respect to the claim for damages paid by the expropriating authority for the taking or expropriation of the Tenant’s interest in, under and to this Ground Lease; provided that this Section 23.8 does not derogate the Landlord’s right to terminate this Ground Lease pursuant to Section 23.2. The Landlord reserves any rights it may have under Applicable Laws to seek from the expropriating authority an award for a taking of the Landlord’s interests in, under and to this Ground Lease. In the event of a taking of a portion of the Site, the Rent shall be reduced pro rata based upon the portion of the Site taken. The Landlord agrees that, to the extent permitted by law, the Landlord waives and forebears the use of any of its power of expropriation that would impair the Tenant’s interest in, under and to this Ground Lease or the performance of this Ground Lease.

23.9 New Direct Lease.

(a) If this Ground Lease is canceled or terminated for any reason (except in connection with a Bankruptcy Proceeding, for which the provisions of Section 23.10 are hereby agreed upon by the Landlord and the Tenant), and provided that Leasehold Lender has (i) commenced to cure and continues diligently to cure all non-payment defaults that are susceptible to being cured by Leasehold Lender with commercially reasonable diligence, and (ii) cured any payment default in respect of any portion of Rent, the Landlord hereby agrees that the Landlord shall, upon Leasehold Lender’s written election within one hundred twenty (120) days of such cancellation or termination, promptly enter in a new, direct lease with Leasehold Lender (or its nominee or any other party which Leasehold Lender may designate, including the Tenant) with respect to the Site on the same terms and conditions as this Ground Lease (a “New Lease”), it being the intention of the parties to preserve this Ground Lease and the interests in and to the Site created by this Ground Lease for the benefit of Leasehold Lender without interruption. Said New Lease shall be superior to all rights, liens and interests intervening between the date of this Ground Lease and the granting of the New Lease and shall be free of any and all rights of the Tenant under this Ground Lease.

(b) The Tenant and the Landlord acknowledge and agree that Leasehold Lender shall have the right to encumber such direct New Lease and the estate created thereby with a deed of trust or a mortgage (as the case may be) on the same terms and with the same lien priority as the Leasehold Mortgage, it being the intention of the parties to preserve the priority of the Leasehold Mortgage, this Ground Lease and the interests in and to the Site created by this Ground

Lease for the benefit of Leasehold Lender without interruption. If this Ground Lease is rejected, cancelled or terminated for any reason and Leasehold Lender, its nominee or a designee of Leasehold Lender enters into a direct lease with the Landlord with respect to the Site, the Landlord hereby agrees that it will execute such documents as Leasehold Lender may require in order to ensure that the new direct lease provides for customary leasehold mortgagee protections, including protections similar to those contained herein.

23.10 Bankruptcy. In the event of a proceeding under the United States Bankruptcy Code (Title 11 U.S.C.) as now or hereafter in effect (a “Bankruptcy Proceeding”):

(a) If this Ground Lease is rejected in connection with a Bankruptcy Proceeding by the Tenant or a trustee in bankruptcy (or other party to such proceeding) for the Tenant, such rejection shall be deemed an assignment by the Tenant to the Leasehold Lender of the Tenant’s Property and all of the Tenant’s interest under this Ground Lease, and this Ground Lease shall not terminate and the Leasehold Lender shall have all rights and obligations of the Tenant as if such Bankruptcy Proceeding had not occurred, unless Leasehold Lender shall reject such deemed assignment by notice in writing to the Landlord within thirty (30) days following rejection of this Ground Lease by the Tenant or the Tenant’s trustee in bankruptcy. If any court of competent jurisdiction shall determine that this Ground Lease shall have been terminated notwithstanding the terms of the preceding sentence as a result of rejection by the Tenant or the trustee in connection with any such proceeding, the rights of Leasehold Lender to a New Lease from the Landlord pursuant to Section 23.9 hereof shall not be affected thereby.

(b) In the event of a Bankruptcy Proceeding against the Landlord:

(i) If the bankruptcy trustee, the Landlord (as debtor-in-possession) or any party to such Bankruptcy Proceeding seeks to reject this Ground Lease pursuant to United States Bankruptcy Code §365(h)(1), the Tenant shall not have the right to treat this Ground Lease as terminated except with the prior written consent of Leasehold Lender and the right to treat this Ground Lease as terminated in such event shall be deemed assigned to Leasehold Lender, whether or not specifically set forth in the Leasehold Mortgage, so that the concurrence in writing of the Tenant and the Leasehold Lender shall be required as a condition to treating this Ground Lease as terminated in connection with such Bankruptcy Proceeding.

(ii) Unless this Ground Lease is treated as terminated in accordance with Section 23.10(b)(i), then this Ground Lease shall continue in effect upon all the terms and conditions set forth herein, including Rent, but excluding requirements that are not then applicable or pertinent to the remainder of the Term. Thereafter, the Tenant or its successors and assigns shall be entitled to any offsets against Rent payable hereunder for any damages arising from such bankruptcy, to the extent the Tenant’s operation of business has been materially interfered with, and any such offset properly made shall not be deemed a default under this Ground Lease. The lien of the Leasehold Mortgage shall extend to the continuing possessory rights of the Tenant following such rejection with the same priority as it would have enjoyed had such rejection not taken place.

23.11 Estoppel Certificates; Non-Disturbance Agreements.

(a) Within twenty (20) days following Leasehold Lender’s or the Tenant’s written request, the Landlord shall provide Leasehold Lender or the Tenant with an estoppel certificate (the “Landlord Estoppel”) which shall certify to such requesting Leasehold Lender or the Tenant (i) as to the amount and status of all rent payments under this Ground Lease, (ii) as to the non-satisfaction or non-compliance by the Tenant of any other conditions under this Ground Lease, or alternatively, as to the full satisfaction and compliance by the Tenant of any other conditions required under this Ground Lease, (iii) as to any existing default of the Tenant under this Ground Lease, or alternatively that the Tenant is not in default in the payment, performance or observance of any other condition or covenant to be performed or observed by the Tenant hereunder, and as to any existing event or condition in existence as of the date of the Landlord Estoppel which would, with passage of time or the giving of notice or both, constitute a default under this Ground Lease or otherwise entitle the Landlord to terminate, accelerate, or modify this Ground Lease or exercise any other remedy hereunder, or alternatively that no such event or condition exists, (iv) setting forth any offsets or counterclaims on the part of the Landlord or alternatively that there are no offsets or counterclaims on the part of the Landlord, (v) that each of this Ground Lease and the Non-Disturbance Agreement (as defined in Section 23.11(c)), true, correct copies of which shall be attached thereto together with any amendments, modifications, assignments, restatements, and supplements thereof, have not, except to the extent set forth therein, been amended, modified, assigned, restated, supplemented, or waived in any respect whatsoever and collectively represent the entirety of the agreements between the Landlord and the Tenant with respect to the Site, (vi) as to the date on which the Term is scheduled to expire, (vii) as to the Landlord’s power and authority to execute the Landlord Estoppel, (viii) as to any dispute, claim, or litigation (pending or threatened) regarding this Ground Lease or asserting that this Ground Lease is unenforceable, (ix) as to any notice given or received by the Landlord asserting that (A) this Ground Lease violates any agreement or Applicable Laws or (B) any violations of any covenants, conditions, or restrictions of record affecting the Site, (x) as to any written notice received by the Landlord from any Governmental Authority respecting a condemnation or threatened condemnation of all or any portion of the Site, (xi) that there are no fees, rents, royalties or other sums, whether or not constituting rent, due and owing as of the date of the Landlord Estoppel and as to any rent that the Tenant has prepaid under this Ground Lease, (xii) that, except this Ground Lease and any Non-Disturbance Agreement, there do not exist any other agreements concerning the Site or this Ground Lease, whether oral or written, to which the Landlord is a party, (xiii) that there are no agreements, judgments, proceedings, liens, or encumbrances affecting the Site, other than those set forth on a schedule to the Landlord Estoppel, (xiv) that the Landlord is, as of the date of the Landlord Estoppel, the present lessor under this Ground Lease and owns good and indefeasible title to the Site, subject to and as limited by encumbrances permitted under the Leasehold Mortgage, (xv) that the Landlord has not assigned, sublet, hypothecated, leased, or otherwise transferred its interests, or any portion thereof, in and to the Site, and has not agreed with any party or person to do so, and has not executed a mortgage, deed of trust, or other security instrument encumbering the Landlord’s interest in the Site, (xvi) that there exist no options, rights of first refusal, or other similar rights or agreements to which the Landlord is a party or by which the Landlord is otherwise bound affecting the Landlord’s interest in and to the Site, (xvii) that the Landlord is not, as of the date of the Landlord Estoppel, holding a security deposit pursuant to the terms of this Ground Lease, (xviii) that the Landlord has not commenced any action or sent any notice to the Tenant for the purpose of exercising remedies or terminating, canceling, modifying, or surrendering this Ground Lease, and that the Landlord is not, as of the date of the Landlord Estoppel, entitled to terminate, cancel, modify or surrender this Ground Lease, and (xix) as to such other matters related to this Ground Lease as Leasehold Lender may reasonably determine from time to time.

(b) Within twenty (20) days following Leasehold Lender’s or the Landlord’s written request, the Tenant shall provide Leasehold Lender with an estoppel certificate (the “Tenant Estoppel”) which shall certify to such requesting Leasehold Lender (i) as to the amount and status of all rent payments under this Ground Lease, (ii) as to the non-satisfaction or non- compliance by the Landlord of any other conditions under this Ground Lease, or alternatively, as to the full satisfaction and compliance by the Landlord of any other conditions required under this Ground Lease, (iii) as to any existing default of the Landlord under this Ground Lease, or alternatively that the Landlord is not in default in the payment, performance or observance of any other condition or covenant to be performed or observed by the Landlord hereunder, and as to any existing event or condition in existence as of the date of the Tenant Estoppel which would, with passage of time or the giving of notice or both, constitute a default under this Ground Lease or otherwise entitle the Tenant to terminate, accelerate, or modify this Ground Lease or exercise any other remedy hereunder, or alternatively that no such event or condition exists, (iv) setting forth any offsets or counterclaims on the part of the Landlord or alternatively that there are no offsets or counterclaims on the part of the Tenant, (v) that this Ground Lease, a true and correct copy of which shall be attached thereto together with any amendments, modifications, assignments, restatements, and supplements thereof, has not, except to the extent set forth therein, been amended, modified, assigned, restated, supplemented, or waived in any respect whatsoever and collectively represent the entirety of the agreements between the Landlord and the Tenant with respect to the Site, (vi) as to the date on which the Term is scheduled to expire, (vii) as to the Tenant’s power and authority to execute the Tenant Estoppel, (viii) as to any dispute, claim, or litigation (pending or threatened) regarding this Ground Lease or asserting that this Ground Lease is unenforceable, (ix) as to any notice given or received by the Tenant asserting that (A) this Ground Lease violates any agreement or Applicable Laws or (B) any violations of any covenants, conditions, or restrictions of record affecting the Site, (x) as to any written notice received by the Tenant from any Governmental Authority respecting a condemnation or threatened condemnation of all or any portion of the Site, (xi) that there are no fees, rents, royalties, or other sums, whether or not constituting rent, due and owing as of the date of the Tenant Estoppel and as to any rent that the Tenant has prepaid under this Ground Lease, (xii) that, except for this Ground Lease, there do not exist any other agreements concerning the Site or this Ground Lease, whether oral or written, to which the Tenant is a party (other than those set forth on a schedule to the Tenant Estoppel (provided that Landlord shall only be bound by written agreements signed by Landlord as provided by Section 24.6 herein)), (xiii) that there are no agreements, judgments, proceedings, liens, or encumbrances affecting the Site, other than those set forth on a schedule to the Tenant Estoppel, (xiv) that the Tenant is, as of the date of the Tenant Estoppel, the present lessee under this Ground Lease and holds a valid leasehold interest in the Site, subject to and as limited by encumbrances permitted under the Leasehold Mortgage, (xv) that the Tenant has not assigned, sublet, hypothecated, leased, or otherwise transferred its interests, or any portion thereof, in and to the Site, and has not agreed with any party or person to do so, and has not executed a mortgage, deed of trust, or other security instrument encumbering the Tenant’s interest in the Site, other than those set forth on a schedule to the Tenant Estoppel, (xvi) that there exist no options, rights of first refusal, or other similar rights or agreements to which the Tenant is a party or by which the Tenant is otherwise bound affecting the Tenant’s interest in and to the Site, (xvii) that the Tenant has not commenced any action or sent any notice to the Landlord for the purpose of exercising remedies or terminating, canceling, modifying, or surrendering this Ground Lease, and that the Tenant is not, as of the date of the Tenant Estoppel, entitled to terminate, cancel, modify, or surrender this Ground Lease, and (xviii) as to such other matters related to this Ground Lease as such Leasehold Lender may reasonably determine from time to time.

(c) Within twenty (20) days following Leasehold Lender’s or the Tenant’s written request, the Landlord shall enter into a non-disturbance agreement with Leasehold Lender or its designee, in the form attached hereto as Exhibit 4 (a “Non-Disturbance Agreement”).

23.12 No Merger. There shall be no merger of this Ground Lease or any interest in this Ground Lease or of the interests in and to the Site created thereby with the fee estate in the Site, by reason of the fact that this Ground Lease or such interest therein, may be directly or indirectly held by or for the account of any person who shall hold any interest in the fee estate in the Site, nor shall there be such a merger by reason of the fact that all or any part of the interests in and to the Site created by this Ground Lease may be conveyed or mortgaged in a leasehold mortgage, deed of trust, deed to secure debt or other equivalent instrument (as the case may be) to a mortgagee or beneficiary who shall hold any interest in the fee estate in the Site or any interest of the Landlord under this Ground Lease.

23.13 Landlord’s Recognition of Tenant. The Landlord hereby recognizes the Tenant as the current tenant party to this Ground Lease and acknowledges and agrees that the Tenant acquired its interest in this Ground Lease and in and to the Site in accordance with the terms of this Ground Lease.

23.14 Agreement to Amend. The Landlord recognizes the importance of the Tenant’s ability to obtain Leasehold Mortgages, and that the provisions of this Ground Lease may be subject to the approval of a Leasehold Lender. If any Leasehold Lender should require, as a condition to such financing, any reasonable modifications of this Ground Lease, whether for purposes of clarifying the provisions of this Ground Lease or to include provisions then customary for leasehold financing transactions, the Landlord agrees to execute the appropriate amendments to this Ground Lease; provided, however, that no such modification shall, to the detriment of the Landlord, impair any of the Landlord’s rights, as reasonably determined by the Landlord or increase any of the Landlord’s obligations, as reasonably determined by the Landlord, under this Ground Lease.

23.15 Third-Party Beneficiary. Notwithstanding anything to the contrary in this Ground Lease, each Leasehold Lender shall be a third-party beneficiary solely and exclusively with respect to the provisions of this Section 23. There are no other third-party beneficiaries to this Ground Lease.

23.16 Subordination of Landlord’s Lien. The Landlord hereby subordinates any lien or privilege it may have on any movables found from time to time in or upon the Site, including Landlord’s privileges pursuant to La. Civil Code articles 2707, et seq., to any Leasehold Lender’s rights under this Section 23 and the lien of any Leasehold Mortgage.

24. Miscellaneous.

24.1 Time is of the Essence. Time is of the essence of each and all of the terms, conditions and provisions of this Ground Lease.

24.2 Successors. The covenants, agreements, terms, provisions, and conditions contained in this Ground Lease shall apply to and inure to the benefit of and be binding upon the Landlord and the Tenant and their permitted successors and assigns, except as expressly otherwise herein provided, and shall be deemed covenants running with the respective interests of the Parties hereto.

24.3 Surviving Covenants. Each provision of this Ground Lease which may require performance in any respect by or on behalf of either the Tenant or the Landlord after the expiration of the term hereof or its earlier termination shall survive such expiration or earlier termination.

24.4 Provisions Deemed Conditions and Covenants. All of the provisions of this Ground Lease shall be deemed and construed to be “conditions” and “covenants” as though the words specifically expressing or importing covenants and conditions were used to describe each separate provision hereof.

24.5 Headings. The headings and section captions in this Ground Lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Ground Lease or in any way affect this Ground Lease as to matters of interpretation or otherwise. Unless the context shall otherwise require, references in this Ground Lease to sections, articles and exhibits shall mean and refer to sections, articles and exhibits, respectively, in this Ground Lease.

24.6 No Oral Change or Termination. This Ground Lease and the exhibits appended hereto and incorporated herein by reference contain the entire agreement between the Parties hereto with respect to the subject matter hereof, supersede any prior agreements or understandings between the Parties with respect to the subject matter hereof, and no change, modification, or discharge hereof in whole or in part shall be effective unless such change, modification, or discharge is in writing and signed by the Party against whom enforcement of the change, modification, or discharge is sought. This Ground Lease cannot be changed or terminated orally.

24.7 Governing Law; Severability. This Ground Lease shall be governed by and construed in accordance with the laws of the State of Louisiana. If any term or provision of this Ground Lease or the application thereof to any Person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remaining provisions of this Ground Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Ground Lease shall be valid and enforceable to the fullest extent permitted by law.

24.8 Counterparts. This Ground Lease may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and all of which together shall constitute but a single document. The Parties agree that the delivery of this Ground Lease may be effected by means of an exchange of facsimile or emailed signatures with original copies to follow by mail or courier service.

24.9 Dispute Resolution.

(a) If a dispute between the Parties arises out of, under or in connection with this Ground Lease, including its interpretation, performance, enforcement, termination, validity or breach, any Party shall provide notice of such dispute to the other Party. Within fifteen (15) days after the receipt of such notice, or such longer time as mutually agreed to by the Parties, the Parties shall meet, and the meeting shall be attended by representatives of the senior management of the Parties with decision-making authority regarding such dispute, to attempt in good faith to negotiate a resolution to such dispute.

(b) If, after the management settlement conference set forth in Section 24.9(a), the Parties to the dispute have not succeeded in negotiating a resolution of the dispute, then either Party to the dispute may refer the matter to litigation. Completion of the management settlement conference set out in Section 24.9(a) shall be a condition precedent to initiating such litigation; provided, however, the failure of a Party to participate in the management settlement conference set forth in Section 24.9(a) shall not prevent the other Party from referring a dispute to litigation.

(c) In case of any litigation between the Parties hereto regarding the subject matter hereof, the losing Party shall pay all reasonable costs and expenses (including reasonable attorneys’ fees) of the prevailing Party. The venue of any litigation shall be solely in Plaquemines Parish, Louisiana.

24.10 Gender of Words. Words of any gender in this Ground Lease shall be held to include masculine or feminine and words denoting a singular number shall be held to include the plural, and plural shall include the singular, whenever the sense requires.

24.11 Authority. The Landlord and the Tenant each represents and warrants that it has the authority to enter into this Ground Lease, that, when executed, this Ground Lease shall be binding and enforceable in accordance with its terms. On the Ground Lease Commencement Date, (a) the Tenant shall deliver to the Landlord a resolution in the form attached hereto as Exhibit 2, evidencing its authority to execute and perform under this Ground Lease and (b) the Landlord shall deliver to the Tenant a resolution in the form attached hereto as Exhibit 3, evidencing its authority to execute and perform under this Ground Lease.

23.12 No Waiver. Neither acceptance of Rent by the Landlord nor failure by the Landlord to complain of any action, non-action or default of the Tenant, whether singular or repetitive, shall constitute a waiver of any of the Landlord’s rights hereunder. Waiver by the Landlord of any right pertaining to any default of the Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by the Landlord or the Landlord’s agents shall be deemed to be acceptance of surrender of the Site and no agreement to accept a surrender of the Site shall be valid unless it is in writing and signed by the Landlord.

24.13 Limited Recourse. The Landlord agrees that the sole recourse of the Landlord for any damages or liabilities due by the Tenant hereunder shall be limited to the assets of the Tenant, without recourse individually or collectively to the members or the Affiliates of the Tenant, the Leasehold Lenders or their respective directors, officers, agents, members, shareholders, managers, partners, employees or representatives.

24.14 Further Assurances. In connection with this Ground Lease and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate on a commercially reasonable basis to effectuate and perform the provisions of this Ground Lease and those transactions, including in connection with the requests of any Financing Parties or Leasehold Lender.

24.15 Brokers and/or Real Estate Agents. The Landlord and the Tenant each represent to the other party that they have dealt with no brokers in connection with the negotiation, execution and/or delivery of this Ground Lease, and that no party is entitled to any broker’s commission, finder’s fee or similar payment with respect to this Ground Lease arising from the representing party’s actions. If any other person shall assert a claim to a finder’s fee, brokerage commission or other compensation on account of alleged employment as finder or broker in connection with this transaction, the party against whom the purported finder or broker is claiming shall indemnify, defend and hold the other party harmless from and against any such claim and any and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon, including reasonable attorneys’ fees and court costs in defending such claim.

24.16 Legal Relationships; Product of the Parties. This Ground Lease shall not be interpreted or construed as establishing a partnership or joint venture between the Landlord and the Tenant and neither Party shall have the right to make any representations or be liable for the debts or obligations of the other. There is no third party beneficiary of this Ground Lease, except as provided in Section 23.15 and any rights of a Leasehold Lender as provided herein. This Ground Lease is the product of the Parties joint negotiation and equal drafting thereof. The language of this Ground Lease shall be construed as a whole according to its fair meaning and not construed strictly for or against any of the Parties pursuant to any statue, case law or rule of interpretation or construction to the contrary.

24.17 Memorandum of Lease. The Parties hereto agree to execute and cause to be properly recorded a memorandum of this Ground Lease, sufficient in form and content to give third parties constructive notice of the Tenant’s interest hereunder; and thus, any existing or hereafter filed liens, mortgages, conveyances, encumbrances, easements, and servitudes shall be subordinate to this Ground Lease. The Parties further agree to execute, and Tenant agrees to cause to be properly recorded, a memorandum of termination of this Ground Lease following any early termination hereof.

[Remainder of page left intentionally blank; signatures on following pages]

IN WITNESS WHEREOF, the undersigned Parties have executed this Recognition and Non-Disturbance Agreement as of the date first above written.

/s/ Karolyn Sherman	LANDLORD:
WITNESS	PLAQUEMINES PORT HARBOR & TERMINAL DISTRICT

/s/ Erica Braun	By: /s/ Maynard J. Sanders
WITNESS	Name: Maynard J. Sanders
Title: Executive Director

SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, duly commissioned and qualified in and for the County/Parish of Plaquemines and State of Louisiana, personally came and appeared Maynard Sanders, who, after being sworn by me, did execute this agreement on the 14th day of January, 2022 at Belle Chasse, State of Louisiana.

    /s/ J. Kendal Rathburn

NOTARY PUBLIC

/s/ John Thompson	TENANT:
WITNESS John Thompson	PLAQUEMINES LAND VENTURES, LLC

/s/ Sandra Y Snyder	By: /s/ Keith Larson
WITNESS Sandra Y Snyder	Name: Keith Larson
Title: Secretary

SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, duly commissioned and qualified in and for the County/Parish of Arlington and State of Virginia, personally came and appeared Keith Larson, who, after being sworn by me, did execute this agreement on the 19th day of January, 2022 at Arlington, State of Virginia.

    /s/ Annette B. Thrasher

NOTARY PUBLIC

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LIST OF EXHIBITS

Exhibit 1-A Legal Description of Site

Exhibit 1-B Site Survey

Exhibit 2 Tenant’s Resolution

Exhibit 3 Landlord’s Resolution

Exhibit 4 Form of Non-Disturbance Agreement

Exhibit 5 Contractor Insurance Requirements

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EXHIBIT 1-A

LEGAL DESCRIPTION OF THE SITE

LEGAL DESCRIPTION: ±80.142 ACRE SURFACE LEASE (DR-4A)

80.142 ACRES, MORE OF LESS, OF LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A TRACT OF LAND CONSISTING OF A PORTION OF TRACT DR-4A, SITUATED IN SECTION 1 & 15, TOWNSHIP 17 SOUTH, RANGE 25 EAST AND IN SECTIONS 21 & 22, TOWNSHIP 17 SOUTH, RANGE 26 EAST, PLAQUEMINES PARISH, LOUISIANA, HAVING AN AREA OF 128.809 ACRES MORE OF LESS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT HAVING LOUISIANA STATE PLANE COORDINATES OF EASTING (X) = 3,743,117.90’ AND NORTHING (Y) = 403,825.10’, ALSO BEING THE POINT OF BEGINNING LABELED P.O.C. / P.O.B. 2;

THENCE S 24°36’16” W A DISTANCE OF 3,795.83 FEET TO A POINT;

THENCE N 79°36’21” W A DISTANCE OF 25.17 FEET TO A POINT;

THENCE S 58°01’57” W A DISTANCE OF 135.52 FEET TO A POINT;

THENCE N 77°09’42” W A DISTANCE OF 1,680.35 FEET TO A POINT;

THENCE N 32°37’59” E A DISTANCE OF 4,001.34 FEET TO A POINT;

THENCE S 66°00’41” E A DISTANCE OF 10.99 FEET TO A FOUR (4) INCH CONCRETE

MONUMENT (DISTURBED);

THENCE WITH A CURVE TURNING TO THE LEFT WITH AN ARC LENGTH OF 753.03’, WITH A RADIUS OF 2,329.55’, WITH A CHORD BEARING OF

S 75°59’56” E, WITH A CHORD LENGTH OF 749.75 FEET TO A FOUND FOUR (4) INCH CONCRETE MONUMENT (DISTURBED);

THENCE S 85°12’37” E A DISTANCE OF 464.81 FEET TO THE POINT OF BEGINNING LABELED P.O.C. /P.O.B. 2.

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LESS AND EXCEPT, FROM SAID 128.809 ACRE TRACT, 48.667 ACRES, MORE OF LESS, OF LAND BEING A PORTION OF A 80.000 ACRE TRACT DESCRIBED AS A LAYDOWN SURFACE LEASE, IN A DEED DATED JULY 19, 2021, RECORDED IN BOOK 1440, PAGE 542, DEED RECORDS OF PLAQUEMINES PARISH, LOUISIANA (SUCH 80-ACRE TRACT DESCRIBED BELOW).

LEGAL DESCRIPTION: ±410.043 ACRE SURFACE LEASE (PORTION OF TRACT F-1)

410.043 ACRES, MORE OF LESS, OF LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A TRACT OF LAND CONSISTING OF A PORTION OF TRACT F-1, SITUATED IN SECTION 15, TOWNSHIP 17 SOUTH, RANGE 25 EAST AND IN SECTIONS 20 & 21, TOWNSHIP 17 SOUTH, RANGE 26 EAST, PLAQUEMINES PARISH, LOUISIANA, HAVING AN AREA OF 441.376 ACRES MORE OF LESS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT HAVING LOUISIANA STATE PLANE COORDINATES OF EASTING (X) = 3,743,117.90’ AND NORTHING (Y) = 403,825.10’, ALSO BEING THE POINT OF BEGINNING LABELED P.O.C. / P.O.B. 2;

THENCE S 85°12’37” E A DISTANCE OF 3,567.47 FEET TO A FOUND FOUR (4) INCH CONCRETE MONUMENT (DISTURBED);

THENCE WITH A CURVE TURNING TO THE RIGHT WITH AN ARC LENGTH OF 710.72’, WITH A RADIUS OF 18,260.82’, WITH A CHORD BEARING OF

S 84°09’26” E, WITH A CHORD LENGTH OF 710.68 FEET TO A FOUND FOUR (4) INCH CONCRETE MONUMENT (DISTURBED);

THENCE S 83°02’32” E A DISTANCE OF 720.94 FEET TO A FOUND 1/2” IRON PIPE; THENCE S 23°36’56” W A DISTANCE OF 734.62 FEET TO A FOUND 3/4” IRON PIPE; THENCE S 23°36’56” W A DISTANCE OF 400.17 FEET TO A FOUND 3/4” IRON PIPE; THENCE S 23°36’56” W A DISTANCE OF 423.11 FEET TO A FOUND 3/4” IRON PIPE (BENT);

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THENCE S 23°36’56” W A DISTANCE OF 2,694.44 FEET TO A POINT; THENCE N 67°57’32” W A DISTANCE OF 59.13 FEET TO A POINT; THENCE N 79°36’21” W A DISTANCE OF 4,879.82 FEET TO A POINT;

THENCE N 24°36’16” E A DISTANCE OF 3,795.83 FEET TO THE POINT OF BEGINNING LABELED P.O.C. / P.O.B. 2.

LESS AND EXCEPT, FROM SAID 441.376 ACRE TRACT, 31.333 ACRES, MORE OF LESS, OF LAND BEING A PORTION OF A 80.000 ACRE TRACT DESCRIBED AS A LAYDOWN SURFACE LEASE, IN A DEED DATED JULY 19, 2021, RECORDED IN BOOK 1440, PAGE 542, DEED RECORDS OF PLAQUEMINES PARISH, LOUISIANA (SUCH 80-ACRE TRACT DESCRIBED BELOW).

LEGAL DESCRIPTION: ±27.444 ACRE SURFACE LEASE (PORTION OF TRACT G)

A TRACT OF LAND CONSISTING OF A PORTION OF TRACT G, SITUATED IN IN SECTIONS 20 & 21, TOWNSHIP 17 SOUTH, RANGE 26 EAST, PLAQUEMINES PARISH, LOUISIANA, HAVING AN AREA OF 27.444 ACRES MORE OF LESS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 2” IRON PIPE, HAVING LOUISIANA STATE PLANE COORDINATES OF EASTING (X) = 3,745,213.28’ AND NORTHING (Y) = 403,899.70’, ALSO BEING THE POINT OF BEGINNING LABELED P.O.C. / P.O.B. 1;

THENCE S 85°19’27” E A DISTANCE OF 649.53 FEET TO A FOUND 3/4” IRON PIPE; THENCE N 04°55’06” E A DISTANCE OF 128.08 FEET TO A FOUND 1/2” IRON ROD; THENCE N 04°55’06” E A DISTANCE OF 222.99 FEET TO A POINT ON THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER;

THEN GO SOUTH EASTERLY ALONG THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER, THE FOLLOWING COURSES & DISTANCES:

THENCE S 79°28’06” E A DISTANCE OF 77.00 FEET TO A POINT; THENCE S 80°09’10” E A DISTANCE OF 180.05 FEET TO A POINT;

THENCE S 81°05’54” E A DISTANCE OF 437.31 FEET TO A POINT;

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THENCE S 80°38’03” E A DISTANCE OF 7.27 FEET TO A POINT;

THENCE DEPARTING THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER S 07°46’53” W A DISTANCE OF 172.47 FEET TO A POINT;

THENCE S 07°46’53” W A DISTANCE OF 128.20 FEET TO A FOUND 3/4” IRON PIPE; THENCE WITH A CURVE TURNING TO THE RIGHT WITH AN ARC LENGTH OF 75.63’, WITH A RADIUS OF 5,704.65’, WITH A CHORD BEARING OF

S 83°02’25” E, WITH A CHORD LENGTH OF 75.63’, TO A POINT;

THENCE S 82°39’29” E A DISTANCE OF 374.38 FEET TO A FOUND 3/4” IRON PIPE;

THENCE N 07°47’03” E A DISTANCE OF 116.76 FEET TO A POINT;

THENCE N 07°47’03” E A DISTANCE OF 161.22 FEET TO A POINT ON THE SOUTHEAST BANK OF THE MISSISSIPPI RIVER;

THEN GO SOUTH EASTERLY ALONG THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER, THE FOLLOWING COURSES & DISTANCES:

THENCE S 79°13’05” E A DISTANCE OF 599.67 FEET TO A POINT;

THENCE S 81°30’00” E A DISTANCE OF 313.95 FEET TO A POINT;

THENCE S 82°50’29” E A DISTANCE OF 266.57 FEET TO A POINT;

THENCE S 83°35’41” E A DISTANCE OF 146.06 FEET TO A POINT;

THENCE S 82°21’56” E A DISTANCE OF 84.04 FEET TO A POINT;

THENCE DEPARTING THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER S 09°49’03” W A DISTANCE OF 139.18 FEET TO A POINT;

THENCE S 09°49’03” W A DISTANCE OF 104.61 FEET TO A POINT;

THENCE S 09°49’41” W A DISTANCE OF 187.60 FEET TO A POINT;

THENCE WITH A CURVE TURNING TO THE LEFT WITH AN ARC LENGTH OF 1,764.78’, WITH A RADIUS OF 22,771.47’, WITH A CHORD BEARING OF

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N 82°59’05” W, WITH A CHORD LENGTH OF 1,764.34’, TO A POINT;

THENCE N 85°16’52” W A DISTANCE OF 1,403.26 FEET TO A POINT;

THENCE N 04°47’52” E A DISTANCE OF 210.53 FEET TO THE POINT OF BEGINNING LABELED P.O.C. / P.O.B. 1.

LEGAL DESCRIPTION: ±5.920 ACRE SURFACE LEASE (TRACT B-1)

A CERTAIN TRACT OF LAND CONSISTING OF TRACT B-1, SITUATED IN SECTION 21, TOWNSHIP 17 SOUTH, RANGE 26 EAST, PLAQUEMINES PARISH, LOUISIANA, HAVING AN AREA OF 5.920 ACRES MORE OF LESS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 2” IRON PIPE, HAVING LOUISIANA STATE PLANE COORDINATES OF EASTING (X)= 3,745,213.28’ AND NORTHING (Y) = 403,899.70’, ALSO BEING THE POINT OF BEGINNING LABELED P.O.C / P.O.B. 1;

THENCE N 04°47’52” E A DISTANCE OF 182.18 FEET TO A FOUND 1/2” IRON ROD;

THENCE N 04°47’52” E A DISTANCE OF 264.73 FEET TO A POINT ON THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER;

THENCE GO SOUTH EASTERLY ALONG THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER THE FOLLOWING COURSES & DISTANCES:

THENCE S 76°24’07” E A DISTANCE OF 420.91 FEET TO A POINT;

THENCE S 77°25’41” E A DISTANCE OF 156.62 FEET TO A POINT;

THENCE S 78°47’58” E A DISTANCE OF 79.62 FEET TO A POINT;

THENCE DEPARTING THE SOUTHERLY BANK OF THE MISSISSIPPI RIVER S 04°55’06” W A DISTANCE OF 222.99 FEET TO A FOUND 1/2” IRON ROD;

THENCE S 04°55’06” W A DISTANCE OF 128.08 FEET TO A FOUND 3/4” IRON PIPE;

5

THENCE N 85°19’27” W A DISTANCE OF 649.53 FEET TO THE POINT OF BEGINNING LABELED P.O.C. /P.O.B. 1.

LESS AND EXCEPT:

LEGAL DESCRIPTION: ±80.00 ACRE LAYDOWN SURFACE LEASE (TRACTS DR-4 AND F-1)

80.000 ACRE TRACT DESCRIBED AS A LAYDOWN SURFACE LEASE, IN A DEED DATED JULY 19, 2021, RECORDED IN BOOK 1440, PAGE 542, DEED RECORDS OF PLAQUEMINES PARISH, LOUISIANA, AND BEING FURTHER DESCRIBED AS FOLLOWS.

A CERTAIN TRACT OF LAND CONSISTING OF A PORTION OF TRACT DR-4A & PORTION OF TRACT F-1, SITUATED IN SECTION 1, TOWNSHIP 17 SOUTH, RANGE 25 EAST AND IN SECTIONS 21 & 22, TOWNSHIP 17 SOUTH, RANGE 26 EAST, PLAQUEMINES PARISH, LOUISIANA, HAVING AN AREA OF 80.000 ACRES MORE OF LESS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT HAVING COORDINATES OF EASTING (X) 3,741,917.19’ AND NORTHING (Y) 404,049.77’ LOUISIANA SOUTH ZONE, NAD83 (2011), ALSO BEING THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PROPOSED LAYDOWN SURFACE LEASE.

THENCE S 66°00’41” E A DISTANCE OF 10.99 FEET TO A DISTURBED FOUR (4) INCH CONCRETE MONUMENT;

THENCE WITH A CURVE TURNING THE LEFT WITH AN ARC LENGTH OF 753.03 FEET, HAVING A RADIUS OF 2,329.55 FEET, WITH A CHORD BEARING OF S 75°59’56” E, WITH A CHORD LENGTH OF 749.75 FEET, TO A DISTURBED FOUR (4) INCH CONCRETE MONUMENT;

THENCE S 85°12’37” E A DISTANCE OF 976.71 FEET TO A POINT;

THENCE S 06°02’07” W A DISTANCE OF 1,658.52 FEET TO A POINT;

6

THENCE S 89°40’21” W A DISTANCE OF 993.01 FEET TO A POINT;

THENCE N 66°32’13” W A DISTANCE OF 1,513.68 FEET TO A POINT;

THENCE N 32°37’59” E A DISTANCE OF 1,567.12 FEET TO A POINT TO THE POINT OF BEGINNING;

7

EXHIBIT 1-B

BOUNDARY SURVEY OF SITE

[Omitted]

EXHIBIT 2

TENANT’S RESOLUTION

[Omitted]

EXHIBIT 3

LANDLORD’S RESOLUTION

[Omitted]

EXHIBIT 4

FORM OF NON-DISTURBANCE AGREEMENT

[Omitted]

EXHIBIT 5

CONTRACTOR INSURANCE REQUIREMENTS

[Omitted]